Exhibit 10.14

[CONFORMED COPY, INCLUDING AMENDMENT Nos. 1 AND 2]

GREAT LAKES DREDGE & DOCK COMPANY
401(k) SAVINGS PLAN

As Amended and Restated
Effective January 1, 1997

PREAMBLE

Pursuant to the authority in Section 16.1 of the Great Lakes Dredge & Dock Company 401(k) Savings Plan, Great Lakes Dredge & Dock Company hereby amends and restates said plan in its entirety to read as follows effective January 1, 1997 (except as may otherwise be provided herein):

ARTICLE I

NAME, QUALIFIED STATUS AND EFFECTIVE DATE

1.1                                 Name.

The Plan as amended and restated herein shall continue be known as the “Great Lakes Dredge & Dock Company 401(k) Savings Plan.”

1.2                                 Qualified Status.

(a)                                  It is intended that the Plan as amended and restated herein shall continue to constitute a qualified profit-sharing plan and that the Trust shall continue to be exempt from tax under the applicable provisions of the Code and ERISA and the Treasury Regulations and rulings thereunder.  If any provision of the Plan be subject to more than one interpretation, such provision shall be interpreted in a manner which shall be consistent with the Plan continuing to be regarded as a qualified profit-sharing plan and the Trust continuing to be exempt from tax as aforesaid.

(b)                                 Contributions to the Plan shall not be conditioned upon the existence of profits.  The Plan shall nevertheless be a profit-sharing plan for all purposes under the Code, including without limitation Code Section 401(a)(11)(B)(ii).

1.3                                 Effective Date.

The Plan, as amended and restated herein, shall be effective January 1, 1997, except as may otherwise be provided herein.

1.4                                 Safe-Harbor Plan.

(a)                                  Effective for Plan Years beginning after December 31, 2000, the Plan shall satisfy the “safe-harbor” provisions of Code Sections 401(k)(12)(B) and (C) and accordingly Sections 5.6, 5.7 and 5.8 of the Plan shall not be effective for such Plan Years.

(b)                                 At least 30 days, but not more than 90 days, before the beginning of each Plan Year beginning after December 31, 2000, the Administrative Committee shall provide each Participant a comprehensive notice of his rights and obligations under the Plan, written in a manner calculated to be understood by the average Participant.  If an Employee becomes eligible after the 90th day before the beginning of any such Plan Year and does not receive the notice for that reason, such notice shall be provided no more than 90 days before such Employee becomes a Participant, but not later than the date he becomes a Participant.

(c)                                  In addition to any other election periods provided under the Plan, each Participant may make or modify a deferral election during the 30-day period immediately following receipt of the notice described in Section 1.4(b).

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following words and phrases shall have the meanings indicated below unless the context clearly requires otherwise:

2.1                                 “Accounts” shall mean the individual bookkeeping accounts maintained for a Participant as provided in Section 5.1.

2.2                                 “Actual Deferral Percentage” shall mean, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group for a Plan Year, the average of the ratios, calculated separately for each Participant in each group, of the amount of Elective Contributions allocated to each such Participant’s Elective Account [unreduced by distributions made pursuant to Sections 5.5(b) and (c)] for such Plan Year, to such Participant’s Compensation for such Plan Year.

2.3                                 “Administrative Committee” shall mean the entity administering the Plan in accordance with Article VIII.

2.4                                 “Affiliated Employer” shall mean any entity which is aggregated with the Company pursuant to Section 414 of the Code.

2.5                                 “Annual Addition” shall mean, with respect to a Participant for any Limitation Year, the sum of:

(a)                                  Employer contributions allocated to such Participant for such Limitation Year under this Plan and any other qualified defined contribution plan maintained by the Employer;

(b)                                 Forfeitures, if any, allocated to such Participant for such Limitation Year under this Plan and under any other qualified defined contribution plan maintained by the Employer;

(c)                                  Such Participant’s voluntary non-deductible contributions under any qualified plan of the Employer for such Limitation Year;

(d)                                 Amounts allocated, after March 31, 1984, for such Limitation Year to an individual medical account, as defined in Section 415(l)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer; and

(e)                                  Amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after said date, which are attributable to post-retirement medical benefits allocated for such Limitation Year to the separate account of a “key employee,” as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer.

For purposes of this Section 2.5, the term “Employer” shall include any Affiliated Employer.

2.6                                 “Beneficiary” shall mean the person or persons designated by a Participant to receive any benefits payable under the Plan on account of the Participant’s death, subject to Section 7.4.  If no person has been designated as a Beneficiary by a Participant, or if the designated Beneficiary or Beneficiaries (if more than one) are not in existence at the time of his death, the term “Beneficiary” shall mean the Participant’s surviving spouse, or if there is no surviving spouse, the term “Beneficiary” shall mean the Participant’s descendants who survive him, per stirpes, or if there are no such descendants, the term “Beneficiary” shall mean the Participant’s estate.

2.7                                 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.8                                 “Company” shall mean Great Lakes Dredge & Dock Company.

2.9                                 “Compensation” shall mean “wages” as defined in Section 3401(a) of the Code and all other payments of compensation to a Participant by the Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish to such Participant a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code, determined without regard to any rules which limit the remuneration included in wages based upon the nature or location of the employment or the services performed [such as the exception for agricultural labor in Section 3401(a)(2) of the Code].  Effective as to remuneration paid after January 31, 2000, the term “Compensation” shall mean the total amount of all payments (without regard to whether or not an amount is paid in cash) made by the Employer to a Participant during a Plan Year for personal services actually rendered to the Employer in the course of employment with the Employer, to the extent that such amount is includible in gross income, including without limitation salary, bonuses, overtime or premium pay and commissions, fringe benefits and all other amounts described in Treasury Regulation Section 1.415-2(d)(2) and excluding those items set forth in Treasury Regulation Section 1.415-2(d)(3).  The annual Compensation of each Participant taken into account for any Plan Year shall not exceed $160,000 (subject to cost-of-living adjustments prescribed by the Secretary).  Notwithstanding the first two sentences of this Section 2.9:

(a)                                  Except for purposes of Section 5.4 for Limitation Years beginning prior to January 1, 1998, there shall be included in a Participant’s Compensation (1) any “elective deferral” [as defined in Section 402(g)(3) of the Code] and (2) any amount which is contributed or deferred by the Employer at the election of such Participant and which is not includible in his gross income under Section 125 of the Code.

(b)                                 There shall be excluded from a Participant’s Compensation all of the following: reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation and welfare benefits.

(c)                                  For purpose of Section 5.3(c), bonuses shall be excluded from Compensation.

(d)                                 A Participant’s Compensation shall not include any amounts otherwise includable pursuant to this Section 2.8 which are attributable to any period before he became a Participant.

2.10                           “Contribution Percentage” shall mean, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group for a Plan Year, the average of the ratios, calculated separately for each Participant in each group, of the amount of Matching Contributions allocated to each such Participant’s Matching Account for such Plan Year, to such Participant’s Compensation for such Plan Year.

2.11                           “Deferred Compensation” with respect to any Participant shall mean that portion of such Participant’s Compensation for a Plan Year which such Participant has elected to defer pursuant to Section 4.4.

2.12                           “Disabled” with respect to a Participant shall mean his inability to perform any of the duties assigned by the Employer because of a medically-determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of at least 12 months.

2.13                           “Effective Date” shall mean the date specified in Section 1.3.

2.14                           “Elective Account” shall mean the Account established and maintained by the Administrative Committee for each Participant with respect to his total interest in the Plan resulting from the Employer’s Elective Contributions.  A Participant shall always be fully vested in the balance in his Elective Account.

2.15                           “Elective Contributions” shall mean the Employer’s contributions to the Plan which are made pursuant to Section 4.2.

2.16                           “Employee” shall mean any person employed by and who receives salary-based Compensation from the Employer, including officers of the Employer and directors thereof who are employed as officers or in some capacity other than solely as directors.  The term “Employee” shall not include a leased employee.  For purposes of the preceding sentence, the term “leased employee” shall mean any person (other than an employee of the recipient)  who pursuant to an agreement between the recipient and any other person has performed services for the recipient [or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code] on a substantially full-time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient.  In addition, the term “Employee” shall not include an individual who is included in a unit of employees covered by a collective bargaining agreement with the Company or any Participating Employer, if retirement benefits were the subject of good-faith bargaining in connection with such agreement.  Effective April 1, 1997, the term “Employee” shall not include any persons who are nonresident aliens and who receive no earned income [within the meaning of Section 911(d)(2) of the Code] which constitutes income from sources within the United States [within the meaning of Section 861(a)(3) of the Code].

2.17                           “Employer” shall mean, collectively, the Company and each Participating Employer.

2.18                           “Employment Commencement Date” shall mean the first day on which an Employee completes an Hour of Service.

2.19                           “Entry Date” shall mean the first day of each calendar quarter.  Effective April 1, 1997, the preceding sentence shall read as follows: “Entry Date” shall mean the first day of each calendar month.”

2.20                           “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.21                           “Highly Compensated Participant” shall mean, with respect to a Plan Year, any Employee who:

(a)                                  During such Plan Year or the preceding Plan Year was or at any time a “5-percent owner” within the meaning of Section 416(i)(1) of the Code; or

(b)                                 During such preceding Plan Year received Compensation from the Employer in excess of $80,000 and was in the group of Employees of the Employer consisting of the top 20% of such Employees when ranked on the basis of Compensation paid during such preceding Plan Year.

The $80,000 amount in Section 2.21(b) shall be adjusted in the same time and in the same manner as provided in Code Section 415(d), except that the base period shall be the calendar quarter ended September 30, 1996.

2.22                           “Hour of Service” shall mean each hour (a) for which an Employee is paid, or entitled to payment, for the performance of duties for an Employer during the applicable Plan Year; (b) for which an Employee, directly or indirectly, is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence; provided, however, that no more than 501 Hours of Service are required to be credited under this Section 2.22(b) to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single Plan Year), and no Hours of Service are required to be credited to the Employee if such payment or entitlement to payment (i) is made or due under a plan maintained solely for the purpose of complying with applicable workmen’s compensation, or unemployment compensation or disability insurance laws or (ii) solely reimburses the Employee for medical or medically-related expenses incurred by him; and (c) for which back pay, irrespective of mitigation of damages, is either awarded to an Employee or agreed by the Employer to be paid to the Employee, with such hours to be credited to the Employee for the Plan Year or Plan Years to which the award or agreement pertains rather than the Plan Year in which the award, agreement or payment is made.  For purposes of this Section 2.22, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.  The same Hours of Service shall not be credited under both Sections 2.22(a) or (b) and under Section 2.22(c).  The special rules of the Department of Labor Regulations at 29 C.F.R. Sections 2530.200b-2(b) and (c) relating to determining Hours of Service for reasons other than the performance of duties and crediting Hours of Service to computation periods are incorporated herein by this reference.  In the case of an Employee who is absent from work for any period (i) by reason of the Employee=s pregnancy, the birth of a child of the Employee or the placement of a child with the Employee in connection with such child’s adoption by the Employee or (ii) for purposes of caring for such child for a period beginning immediately following such birth or placement, the Plan shall treat as Hours of Service, solely in order to determine whether a One-Year Break in Service has occurred for purposes of eligibility, either (1) the Hours of Service which would normally have been credited to such Employee but for such absence, or (2) in any case in which the Plan is unable to determine the hours described in the preceding clause, 8 Hours of Service per day of such absence; provided, however, that the total number of hours treated as Hours of Service pursuant to this sentence by reason of any such pregnancy, birth or placement shall not exceed 501; and provided further that the Employee shall give the Administrative Committee such timely information as it may reasonably require to establish (i) that the absence from work is on account of one or more of the reasons enumerated above and (ii) the number of days for which there was such an absence.  The hours described in the preceding sentence shall be treated as Hours of Service (A) only in the Plan Year in which the absence from work begins, if the Employee would be prevented from incurring a One-Year Break in Service in such period solely because periods of absence are treated as Hours of Service in accordance with the preceding sentence; or (B) in any other case, in the immediately following Plan Year.  An Employee shall also receive full credit under the Plan, for eligibility and vesting purposes, for Hours of Service earned with respect to any Affiliated Employer.  Hours of Service completed prior to the Effective Date of the Plan shall be taken into account.  An Employee shall be credited with 45 Hours of Service for each week or during which he completes at least one Hour of Service as determined under the preceding provisions of this Section 2.22.

2.23                           “Limitation Year” shall mean the 12-month period for purposes of determining the limitation on Annual Additions, in accordance with Section 415 of the Code, which period shall begin on January 1 and shall end on the following December 31.

2.24                           “Matching Account” shall mean the Account established and maintained by the Administrative Committee for each Participant with respect to his total interest in the Plan resulting from the Employer’s Matching Contributions and forfeitures allocated pursuant to Section 5.3(b).  A Participant shall always be fully vested in the balance in his Matching Account.

2.25                           “Matching Contributions” shall mean the Employer’s contributions to the Plan which are made pursuant to Section 4.2.

2.26                           “Non-Highly Compensated Participant” shall mean any Participant who is not a Highly Compensated Participant.

2.27                           “Normal Retirement Date” shall mean the date a Participant attains age 65.

2.28                           “One-Year Break in Service” shall mean any Plan Year during which an Employee fails to complete more than 500 Hours of Service.

2.29                           “Participant” shall mean an Employee who has become a Participant in the Plan as provided in Article III and shall include any Participant no longer actively employed by the Employer, and any Beneficiary of a deceased Participant, until all benefits due such Participant under the Plan shall have been fully distributed.

2.30                           “Participating Employer” shall mean any Affiliated Employer which shall adopt the Plan in accordance with Section 12.9.

2.31                           “Plan Year” shall mean the period beginning on January 1 and ending on the following December 31.

2.32                           “Profit-Sharing Account” shall mean the Account established and maintained by the Administrative Committee for each Participant with respect to his total interest in the Plan resulting from the Employer’s Profit-Sharing Contributions and forfeitures allocated pursuant to Section 5.3(c).  A Participant shall be fully vested in the balance in his Profit-Sharing Account:

(a)                                  If his Employment Commencement Date was prior to October 1, 1996;

(b)                                 At such time as he completes 3 Years of Service;

(c)                                  Upon attainment of His Normal Retirement Date while an Employee; or

(d)                                 In the event of his death or Disability while an Employee.

If a Participant who is not vested in the balance in his Profit-Sharing Account incurs 5 consecutive One-Year Breaks in Service, such balance shall be forfeited by such Participant and shall be allocated as provided in Section 5.3(d).

2.33                           “Profit-Sharing Contributions” shall mean the Employer’s contributions to the Plan which are made pursuant to Section 4.3.

2.34                           “Reemployment Commencement Date” shall mean the first day on which an Employee completes an Hour of Service after having previously terminated his employment.

2.35                           “Rollover Account” shall mean the separate bookkeeping account established and maintained for each Participant who has made one or more rollover contributions to the Plan pursuant to Section 4.6, which account shall be credited with the amount of such contributions.  A Participant shall always be fully vested in the balance in his Rollover Account.

2.36                           “Secretary” shall mean the Secretary of the Treasury, or his delegate.

2.37                           “Trust” shall mean the trust created pursuant to a Trust Agreement.  In the event there is more than one Trust Agreement, unless the context otherwise admits, the term “Trust” shall mean, collectively, all trusts created pursuant to such agreements.  The Trust forms a part of the Plan.  Effective August 1, 2000, the Trust shall be the Great Lakes Dredge & Dock Company 401(k) Savings Plans Master Trust, as set forth in a Master Trust Agreement by and between the Company and Fidelity Management Trust Company and dated July 24, 2000.

2.38                           “Trust Agreement” shall mean the agreement between the Company and a corporation, establishing a Trust.

2.39                           “Trustee” shall mean, with respect to a Trust Agreement, the corporation acting as trustee thereunder.  As of the Effective Date, the Trustee is Bank of America Illinois.  Effective August 1, 2000, the Trustee shall be Fidelity Management Trust Company.

2.40                           “Trust Fund” shall mean the cash, securities and any other property held by the Trustee pursuant to the provisions of the Trust Agreement, together with any earnings or income therefrom.

2.41                           “Valuation Date” shall mean the last day of each Plan Year and each other day, determined by the Administrative Committee in its discretion (exercised in a nondiscriminatory manner) as of which the assets of Trust are valued.

2.42                           “Year of Service” shall mean a Plan Year during which an Employee completes at least 1,000 Hours of Service.  In determining the Years of Service of an Employee:

(a)                                  There shall be included all of his Years of Service with the Employer, including Years of Service completed prior to the date the Plan initially took effect.

(b)                                 His Years of Service prior to a One-Year Break in Service shall be disregarded until he has completed a Year of Service after his reemployment.

(c)                                  His Years of Service prior to any period of consecutive One-Year Breaks in Service shall be disregarded if he did not have a nonforfeitable right to any portion of his Accounts at the time his employment was terminated and the number of consecutive One-Year Breaks in Service within such period equals or exceeds the greater of (1) 5 or (2) the aggregate number of Years of Service before such period.

(d)                                 In the case of a Participant who has incurred a period of 5 consecutive One-Year Breaks in Service, Years of Service after such period shall not be taken into account for purposes of determining the vested percentage of his Profit-Sharing Account which accrued before such period.

ARTICLE III

PARTICIPATION

3.1                                 Eligibility

(a)                                  Each Employee who was a Participant as of December 31, 1996 shall continue to be a Participant as of the Effective Date.

(b)                                 Each Employee not described in Section 3.1(a) shall become a Participant as of the first Entry Date coinciding with or next following his Employment Commencement Date.

(c)                                  If a Participant terminates his employment with the Employer and thereafter returns to the employ of the Employer, he shall resume active participation in the Plan as of his Reemployment Commencement Date.

3.2                                 Beneficiary.

Subject to Section 7.4, an Employee, upon becoming a Participant, may designate a Beneficiary of his own choosing, and may, in addition, designate a contingent Beneficiary.  A Participant may at any time revoke his designation of a Beneficiary or change his Beneficiary previously designated.  Any such designation, revocation or change shall be made in writing on forms provided for the purpose and filed with the Administrative Committee.

ARTICLE IV

CONTRIBUTIONS

4.1                                 Elective Contributions.

For each Plan Year the Employer shall contribute to the Plan for such Plan Year an Elective Contribution equal to the Deferred Compensation of all Participants employed by such Employer for such Plan Year.

4.2                                 Matching Contributions.

(a)                                  For each quarter of each Plan Year, the Employer shall make a Matching Contribution equal to equal 66-2/3% of each eligible Participant’s Elective Contribution for such quarter, excluding any Elective Contribution which exceeds 6% of such Participant’s Compensation for such quarter.  Effective April 1, 1997, the preceding sentence shall read as follows:  “For each quarter of each Plan Year, the Employer shall make a Matching Contribution equal to equal 100% of each eligible Participant’s Elective Contribution for such quarter, excluding any Elective Contribution which exceeds 6% of such Participant’s Compensation for such quarter.”  In order to be entitled to a Matching Contribution for a Plan Year, a Participant must be employed by the Employer on the last day of such Plan Year.  Effective April 1, 1997, the preceding sentence shall read as follows:  “In order to be entitled to a Matching Contribution for any quarter of a Plan Year, a Participant must be employed by the Employer on the last day of such quarter, unless his employment terminated during such quarter on account of retirement (on or after his Normal Retirement Date), Disability or death.”  Effective for Plan Years beginning after December 31, 2000, this Section 4.1(a) shall read as follows:

(a)          For each quarter of each Plan Year, the Employer shall make a Matching Contribution equal to equal 100% of each eligible Participant’s Elective Contribution for such quarter, excluding any Elective Contribution which exceeds 6% of such Participant’s Compensation for such quarter.

(b)                                 All Matching Contributions shall be subject to the restrictions on distributions of Elective Contributions set forth in Section 4.5(b) and may be taken into account by the Administrative Committee for purposes of the Actual Deferral Percentage tests set forth in Section 5.6.  Any such Matching Contributions which are taken into account for purposes of Section 5.6 shall not be taken into account for purposes of the Actual Contribution Percentage tests in Section 5.7.

4.3                                 Profit-Sharing Contributions.

(a)                                  For each Plan Year the board of directors of the Company shall determine the Profit-Sharing Contribution, if any, to be paid to the Plan.

(b)                                 The Employer’s Profit-Sharing Contribution for a Plan Year may be made in a single installment or in 2 or more installments in cash to the Trustee, and shall be considered made on the last day of such Plan Year.

(c)                                  In order to be entitled to a share of the Employer’s Profit-Sharing Contribution for a Plan Year, a Participant must be employed on the last day of such Plan Year.

4.4                                 Limits on Employer Contributions.

In no event shall the Employer’s contributions for a Plan Year pursuant to Sections 4.1, 4.2 and 4.3:

(a)                                  Cause the Annual Additions to any Participant’s Accounts to exceed the limits specified in Section 5.5;

(b)                                 Exceed the amount deductible under Section 404 of the Code; or

(c)                                  Be paid to the Trustee later than the time (including any extensions thereof) prescribed by law for filing the Employer’s Federal income tax return for its taxable year corresponding to the Plan Year to which the contribution relates.

Notwithstanding Section 4.4(c), the Employer’s Elective Contribution shall be paid to the Trustee with reasonable promptness, and in any event not later than the 15th business day of the month following the month in which occurred the payroll deductions comprising such contribution.

4.5                                 Deferred Compensation Elections by Participants.

(a)                                  Each Participant may elect to defer a portion of his Compensation expressed as a whole-number multiple of 1% of his Compensation (but not more than 15%); provided, however, that a Highly Compensated Participant may not defer more than 6% of his Compensation unless the Administrative Committee determines that a higher percentage is permissible.  Effective April 1, 1997, the preceding sentence shall read as follows:  “Each Participant may elect to defer a portion of his Compensation expressed a whole-number multiple of 1% of his Compensation (but not more than 8%); provided, however, that a Highly Compensated Participant may not defer more than 6% of his Compensation unless the Administrative Committee determines that a higher percentage is permissible.”  The amount by which a Participant’s Compensation is deferred shall be that Participant’s Deferred Compensation and shall be treated as an Elective Contribution.  Any Participant may change or suspend his election pursuant to this Section 4.4(a) in accordance with procedures specified by the Administrative Committee.

(b)                                 Amounts held in a Participant’s Elective Account shall not be distributable prior to the earliest of:

(1)                                  His termination of employment with the Company and all Affiliated Employers, or his death;

(2)                                  The termination of the Plan without establishment of a successor plan by the Employer or an entity aggregated with the Employer or an Affiliated Employer;

(3)                                  The date of the sale by the Employer to an entity that is not an Affiliated Employer of substantially all of the assets [within the meaning of Code Section 409(d)(2)] with respect to a Participant who continues employment with the corporation acquiring such assets; or

(4)                                  The date of the sale by the Employer or an Affiliated Employer of its interest in a subsidiary [within the meaning of Code Section 409(d)(3)] to an entity which is not an Affiliated Employer with respect to a Participant who continues employment with such subsidiary.

The Administrative Committee may authorize distribution of a Participant’s Elective Account where any of the events in Sections 4.5(b)(1) through 4.5(b)(4) has occurred, subject to all other requirements of the Plan concerning distributions.

(c)                                  The Administrative Committee shall adopt a procedure necessary to implement the salary reduction elections provided for herein.

4.6                                 Rollover Contributions.

(a)                                  A Participant may transfer, or cause to be transferred, to the Trust Fund all or part of a distribution in cash or in kind which he receives from a trust qualified under Section 401(a) of the Code, provided such distribution is an “Eligible Rollover Distribution,” as defined in Section 6.13(b)(4).

(b)                                 The Administrative Committee shall develop such procedures, and may require such information from the Participant desiring to make such a transfer, as it deems necessary or desirable to determine that the proposed transfer will meet the requirements of this Section 4.6.  Upon approval by the Administrative Committee, the amount transferred shall be deposited in the Trust Fund and shall be credited to Rollover Account established and maintained in such Participant’s name.

(c)                                  A Participant shall always be fully vested in the balance in his Rollover Account.

ARTICLE V

ACCOUNTING AND ALLOCATIONS

5.1                                 Individual Accounts.

Adequate records shall be established and maintained to disclose the interest of each Participant in the Trust Fund.  Such records shall be in the form of individual Accounts which shall be credited and charged in the manner provided in the Plan.

5.2                                 Valuation of Trust Fund.

The assets of the Trust Fund shall be valued at fair market value as of each Valuation Date.  As to each investment fund subject to Participant direction in accordance with Section 7.5, the earnings or losses thereof since the preceding Valuation Date shall be allocated among the Accounts of Participants holding shares or units of such fund pro rata.  For Participants on whose behalf directed brokerage accounts have been established pursuant to Section 7.5(e), the earnings or losses of the assets held in such accounts shall be credited or charged to such accounts, as the case may be, as of each Valuation Date.  Each Account shall be adjusted for distributions and repayments since the immediately preceding Valuation Date.

5.3                                 Allocation of Contributions and Forfeitures.

(a)                                  As of each Valuation Date, any Elective Contributions received by the Trustee since the preceding Valuation Date shall be credited to the Elective Accounts of the Participants on whose behalf such contributions were made.

(b)                                 As of each Valuation Date, any Matching Contributions received by the Trustee since the preceding Valuation Date shall be credited to the Matching Accounts of the Participants on whose behalf such contributions were made.

(c)                                  As of the last Valuation Date in a Plan Year, the Employer’s Profit-Sharing contribution, if any, for such year shall be allocated among the Accounts of Participants who were employed by the Employer on the last day of such Plan Year pro rata in accordance with the relative Compensation of each such Participant for such Plan Year.

(d)                                 Forfeitures arising during a Plan Year shall first be used to reduce the Employer’s Matching Contribution for such year and if any forfeitures then remain, they shall be used to offset the Employer’s Profit-Sharing Contribution for such year.

5.4                                 Limitation on Annual Additions.

(a)                                  In no event shall any Annual Addition with respect to a Participant for a Limitation Year exceed the lesser of:

(1)                                  $30,000, adjusted by allowable increases attributable to cost of living as prescribed by the Secretary; or

(2)                                  25% of such Participant’s Compensation for such Limitation Year.

(b)                                 In the event any Participant is participating or has participated in a defined benefit plan of an the Company or an Affiliated Employer, the Annual Addition with respect to such Participant for any Limitation Year shall not exceed the amount permitted by Section 415(e) of the Code, and if the sum of the “defined benefit plan fraction” and the “defined contribution plan fraction” [as defined in said Section 415(e)] shall exceed 1.0 in any Limitation Year for any such Participant, the Employer shall adjust the numerator of the “defined contribution plan fraction” so that the sum of both fractions shall not exceed 1.0 for such year, and the amount of the Annual Addition with respect to such Participant for such year shall be reduced accordingly.  This Section 5.4(b) shall not apply as to Annual Additions in Limitation Years beginning after December 31, 1999.

5.5                                 Annual Dollar Limitation on Deferred Compensation.

(a)                                  A Participant’s Deferred Compensation shall not exceed $9,500 for the taxable year of the Participant.  This dollar limitation shall be adjusted annually as provided in Code Section 415(d) pursuant to regulations of the Secretary.  The adjusted limitation shall be effective as of the beginning of each calendar year.

(b)                                 In the event that the dollar limitation provided for in Section 5.5(a) is exceeded, the Administrative Committee shall direct the Trustee to distribute such excess amount, and any income allocable to such amount, to the Participant not later than the first April 15 following the close of the Participant’s taxable year.  If there is a loss allocable to such excess amount, the distribution shall in no event be less than the lesser of the Participant’s Elective Account or the Participant’s Deferred Compensation for the Plan Year.  Income or loss shall be allocated to such excess amount in accordance with Regulation Section 1.402(g)-1(e)(5), excluding income or loss for the period between the end of such taxable year and the date of distribution.  If there is a loss allocable to such excess amount, the distribution shall in no event be less than the lesser of the balance in the Participant’s Elective Account or the Participant’s Deferred Compensation for the Plan Year.

(c)                                  In the event that a Participant is also a participant in (1) another qualified cash-or-deferred arrangement [as defined in Code Section 401(k)], (2) a simplified employee pension [as defined in Code Section 408(k)] or (3) a salary reduction arrangement [within the meaning of Code

Section 3121(a)(5)(D)] and the elective deferrals, as defined in Code Section 402(g)(3), made under such other arrangement(s) and this Plan cumulatively exceed $9,500 [or such amount adjusted annually as provided in Code Section 415(d) pursuant to regulations] for such Participant’s taxable year, such Participant may, not later than March 1 following the close of his taxable year, notify the Administrative Committee in writing of such excess and request that his Deferred Compensation under this Plan be reduced by an amount specified by him.  Such amount may then be distributed in the same manner as provided in Section 5.5(b), together with income or loss allocated thereto determined in accordance with the procedure specified in Section 5.5(b).

5.6                                 Actual Deferral Percentage Tests.

(a)                                  For each Plan Year, the annual allocation derived from Elective Contributions to a Participant’s Elective Account shall satisfy one of the following tests:

(1)                                  The Actual Deferral Percentage for the Highly Compensated Participant group for such Plan Year shall not be more than the Actual Deferral Percentage of the Non-Highly Compensated Participant group for such Plan Year multiplied by 1.25; or

(2)                                  The excess of the Actual Deferral Percentage for the Highly Compensated Participant group for such Plan Year over the Actual Deferral Percentage for the Non-Highly Compensated Participant group for such Plan Year shall not be more than 2 percentage points or such lesser amount determined pursuant to Treasury Regulations to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Participant.  Additionally, the Actual Deferral Percentage for the Highly Compensated Participant group for such Plan Year shall not exceed the Actual Deferral Percentage for the Non-Highly Compensated Participant group for such Plan Year multiplied by 2.

(b)                                 For purposes of Sections 5.6(a) and (d), a Highly Compensated Participant and a Non-Highly Compensated Participant shall include any Participant eligible to make a deferral election pursuant to Section 4.4, whether or not such deferral election was made.

(c)                                  If 2 or more plans which include cash-or-deferred arrangements are considered one plan for the purposes of Code Section 401(a)(4) or 410(b), the cash-or-deferred arrangements included in such plans shall be treated as one arrangement.

(d)                                 In the event that the initial allocation of the Employer’s Elective Contributions does not satisfy one of the tests set forth in Section 5.6(a) [after taking into account any distributions pursuant to Sections 5.5(b) and (c)], the Administrative Committee shall adjust the Employer’s Elective Contribution as follows:  On or before the 15th day of the third month following the end of each Plan Year, but in no event later than the close of the following Plan Year, the amount necessary to reduce the Elective Contributions of Highly Compensated Participants to the point where one of such tests is satisfied, determined by reducing Elective Contributions on behalf of Highly Compensated Participants in the order of their Actual Deferral Percentages, beginning with the highest of such percentages (the “Excess Elective Contributions”), shall be distributed among such Highly Compensated Participants with the largest amount of Elective Contributions taken into account in calculating the Actual Deferral Percentage tests for the Plan Year in which such Excess Elective Contributions arose, beginning with the Highly Compensated Participant with the largest amount of such Elective Contributions and continuing in descending order until all such Excess Elective Contributions have been allocated.  Income or loss shall be allocated to such Excess Elective Contributions in accordance with Regulation Section 1.401(k)-1(f)(4)(ii), excluding income or loss for the period between the end of the Plan Year in which such Excess Elective Contributions arose and the date of distribution.

5.7                                 Contribution Percentage Tests.

(a)                                  For each Plan Year, the annual allocation derived from Matching Contributions to a Participant’s Matching Account shall satisfy one of the following tests:

(1)                                  The Contribution Percentage for the Highly Compensated Participant group for such Plan Year shall not be more than 125% of the Contribution Percentage of the Non-Highly Compensated Participant group for such Plan Year; or

(2)                                  The excess of the Contribution Percentage for the Highly Compensated Participant group for such Plan Year over the Contribution Percentage for the Non-Highly Compensated Participant group for such Plan Year shall not be more than 2 percentage points or such lesser amount determined pursuant to Treasury Regulations to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Participant.  Additionally, the Contribution Percentage for the Highly Compensated Participant group for such Plan Year shall not exceed 200% of the Contribution Percentage for the Non-Highly Compensated Participant group for such Plan Year.

(b)                                 For purposes of Sections 5.7(a) and (d), a Highly Compensated Participant and a Non-Highly Compensated Participant shall include any Participant eligible to make a deferral election pursuant to Section 4.4, whether or not such deferral election was made.

(c)                                  If 2 or more plans which include matching contribution arrangements are considered one plan for the purposes of Code Section 401(a)(4) or 410(b), the matching contribution arrangements included in such plans shall be treated as one arrangement.

(d)                                 In the event that the initial allocation of the Employer’s Matching Contributions does not satisfy one of the tests set forth in Section 5.7(a), the Administrative Committee shall adjust the Employer’s Matching Contribution as follows:  On or before the 15th day of the third month following the end of each Plan Year, but in no event later than the close of the following Plan Year, the amount necessary to reduce the Matching Contributions of Highly Compensated Participants to the point where one of such tests is satisfied, determined by reducing Matching Contributions on behalf of Highly Compensated Participants in the order of their Contribution Percentages, beginning with the highest of such percentages (the “Excess Matching Contributions”), shall be distributed among such Highly Compensated Participants with the largest amount of Matching Contributions taken into account in calculating the Contribution Percentage tests for the Plan Year in which such Excess Matching Contributions arose, beginning with the Highly Compensated Participant with the largest amount of such Matching Contributions and continuing in descending order until all such Excess Matching Contributions have been allocated.  Income or loss shall be allocated to such Excess Matching Contributions in accordance with Regulation Section 1.401(m)-1(e)(3)(ii), excluding income or loss for the period between the end of the Plan Year in which such Excess Matching Contributions arose and the date of distribution.

5.8                                 Multiple Use Limit.

If the Actual Deferral Percentage tests are satisfied by use of the limitation in Section 5.6(a)(2) and, in the same Plan Year, the Contribution Percentage tests are satisfied by use of the limitation in Section 5.7(a)(2), and if the Aggregate Limit is exceeded, then the Contribution Percentage of Highly Compensated Participants receiving Matching Contributions shall be adjusted in the manner described in Section 5.7(d) until the Aggregate Limit is not exceeded.  The term “Aggregate Limit” shall mean, as to a Plan Year, the greater of:

(a)                                  The sum of (1) 1.25 times the greater of (i) the Actual Deferral Percentage of the Highly Compensated Participants in the Plan for such Plan Year or (ii) the Contribution Percentage of such Highly Compensated Participants for such Plan Year and (2) the lesser of (i) 2 percentage points plus the lesser of such Actual Deferral Percentage or such Contribution Percentage or (ii) 2 times the lesser of such Actual Deferral Percentage or such Contribution Percentage.

(b)                                 The sum of (1) 1.25 times the lesser of (i) the Actual Deferral Percentage of the Highly Compensated Participants in the Plan for such Plan Year or (ii) the Contribution Percentage of such Highly Compensated Participants for such Plan Year and (2) the lesser of (i) 2 percentage points plus the greater of such Actual Deferral Percentage or such Contribution Percentage or (ii) 2 times the greater of such Actual Deferral Percentage or such Contribution Percentage.

5.9                                 Statements of Accounts.

Each Participant shall receive a statement of the balance in his Accounts not less than quarterly.

ARTICLE VI

DISTRIBUTION OF BENEFITS

6.1                                 Termination of Employment on Account of Retirement, Death or Disability.

If a Participant’s employment with the Employer is terminated on or after he attains his Normal Retirement Date, or on account of death or Disability, the entire balance in his Accounts shall, as soon as practicable thereafter, be distributed to or for his benefit, or to or for the benefit of his Beneficiary (subject to Section 6.4), as the case may be, in the manner provided in Section 6.3.

6.2                                 Other Termination of Employment.

(a)                                  If, on the termination of a Participant’s employment for any reason other than as specified in Section 6.1, (1) the vested amount of the balance in his Accounts is not greater than $3,500 or (2) he files with the Administrative Committee a written request for the payment of his entire vested amount, the Administrative Committee shall direct the Trustee to pay out such Participant’s vested amount as soon as practicable.  Upon payment of such amount, any nonvested portion of his Profit-Sharing Account shall be immediately forfeited.  Such forfeited amount shall be reinstated (by an additional Employer contribution for this purpose) if the Participant returns to the employ of the Employer and repays the full amount of the distribution prior to the earlier of:

(1)                                  5 years after he is subsequently re-employed by the Employer; or

(2)                                  The close of the first period of 5 consecutive One-Year Breaks in Service commencing after such distribution.

The Administrative Committee shall give timely notification to any rehired person, if such person is eligible to make a repayment, of the consequences of not making such repayment.

(b)                                 If a Participant terminates employment at the time there are no balances in his Elective Account, Matching Account and Rollover Account and the vested balance in his Profit-Sharing Account is zero, upon such termination of employment he shall be deemed to have received a distribution of the entire vested balance in his Accounts, and in the event he should become re-employed by the Employer within the time specified for repayment in Section 6.2(b)(2), the balance in his Profit-Sharing Account shall be reinstated (by an additional Employer contribution for this purpose).

6.3                                 Method of Making Distributions.

Distribution of the vested credit balance in a Participant’s Accounts shall be made to or for his benefit, or to or for the benefit of his Beneficiary, by payment in a lump sum.  Notwithstanding the preceding sentence, if distribution must begin to a Participant in accordance with Section 6.11, he may elect to receive payment in substantially equal annual installments over a period certain equal to his life expectancy, or the joint life expectancy of himself and his designated beneficiary, in accordance with Treasury regulations under Section 401(a)(9) of the Code, and for this purpose life expectancy may not be recalculated annually.

6.4                                 Special Provisions Concerning Married Participants.

Notwithstanding any Beneficiary designation in effect, if a Participant is married at a time of his death, his vested interest in his Accounts shall be payable to his surviving spouse, unless he has designated some other Beneficiary and said surviving spouse has given her consent to the payment of such interest to such Beneficiary, which consent shall acknowledge the effect thereof.  Any such consent (a) shall be in writing, (b) shall be witnessed by a notary public or by a representative of the Plan and (c) shall be effective only with respect to the spouse giving it.  No consent shall be required where it is established to the satisfaction of the Administrative Committee that the Participant’s surviving spouse cannot be located or because of such other circumstances as the Secretary shall have prescribed by regulations.

6.5                                 Forms, Etc.

Each Participant who retires, resigns or is discharged, and the Beneficiary of any deceased Participant, shall be required to complete such administrative forms and furnish such proof as the Administrative Committee shall deem necessary and appropriate for purposes of administering the Plan.

6.6                                 Change of Address.

It shall be the duty of each retired, resigned or discharged Participant, and any Beneficiary of any deceased Participant, to keep on file with the Administrative Committee a correct mailing address or to claim in person each benefit payment as it becomes due.

6.7                                 Incapacity.

If the Administrative Committee determines that any retired, resigned or discharged Participant, or any Beneficiary of a deceased Participant, is unable to care for his affairs because of illness or injury or because he is a minor, any benefits due to him may be paid to the spouse or parent of such Participant or Beneficiary, or to his legal representative, duly appointed guardian or some other person designated to receive such benefits on his behalf.

6.8                                 Assignment or Alienation of Benefits.

(a)                                  No benefit or interest available hereunder shall be subject to assignment or alienation, either voluntarily or involuntarily.

(b)                                 Section 6.8(a) shall not apply to the creation, assignment or recognition of a right to any benefit payable with respect to a participant pursuant to a domestic relations order, unless such order is determined to be a “qualified domestic relations order,” as defined in Section 414(p) of the Code, or any domestic relations order entered before January 1, 1985.  Distribution of all or part of a Participant’s benefits to an alternate payee under such an order may be made at any time, irrespective of whether such Participant has attained the “earliest retirement age” [within the meaning of Section 414(p)(4)(B) of the Code].

(c)                                  Section 6.8(a) shall also not apply to any offset of a Participant’s benefits provided under the Plan against an amount that he is ordered or required to pay to the Plan if:

(1)                                  The order or requirement to pay arises (i) under a judgment of conviction for a crime involving the Plan; (ii) under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of Part 4 of Subtitle B of Title I of ERISA; or (iii) pursuant to a settlement agreement between the Secretary of Labor and such Participant, or a settlement agreement between the Pension Benefit Guaranty Corporation and such Participant, in connection with a violation (or alleged violation) of Part 4 of such subtitle by a fiduciary or any other person;

(2)                                  Such judgment, order, decree, or settlement agreement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against such Participant’s benefits provided under the Plan; and

(3)                                  In a case in which the survivor annuity requirements of Section 401(a)(11) of the Code apply with respect to distributions from the Plan to such Participant, if such Participant has a spouse at the time at which such offset is to be made, (i) either such spouse has consented in writing to such offset and such consent is witnessed by a notary public or representative of the Plan [or it is established to the satisfaction of a Plan representative that such consent may not be obtained by reason of circumstances described in Section 417(a)(2)(B) of the Code], or an election to waive the right of such spouse to either a “qualified joint and survivor annuity” [within the meaning of Section 417(b) of the Code] or a “qualified preretirement survivor annuity” [within the meaning of section 417(c) of the Code] is in effect in accordance with the requirements of Section 417(a) of the Code; (ii) such spouse is ordered or required in such judgment, order, decree or settlement to pay an amount to the Plan in connection with a violation of Part 4 of such subtitle; or (iii) in such judgment, order, decree, or settlement, such spouse retains the right to receive the survivor annuity under such a qualified joint and survivor annuity provided pursuant to Section 401(a)(11)(A)(i) of the Code and under such a qualified pre-retirement survivor annuity provided pursuant to Section 401(a)(11)(A)(ii) of the Code, determined in accordance with Section 401(a)(13)(D) of the Code.

This Section 6.8(c) shall apply to judgments, orders and decrees issued, and settlement agreements entered into, on or after August 5, 1997.

6.9                                 Restrictions on Distributions.

Notwithstanding any other provision of the Plan, the Administrative Committee shall not direct the Trustee distribute, or cause to be distributed, a Participant’s interest in his Accounts, if such interest exceeds $3,500, without the recipient’s consent prior to his Normal Retirement Date.  If the value of a Participant’s vested interest in his Accounts, determined at the time of a distribution to such Participant, exceeds $3,500, then such value at any subsequent time shall be deemed to exceed $3,500.

6.10                           Commencement of Benefits.

Unless a Participant or Beneficiary otherwise elects, payment of benefits under the Plan to such Participant or Beneficiary shall commence not later than the 60th day after the latest to close of the Plan Year in which (a) the date on which the Participant attains his Normal Retirement Date, (b) occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan or (c) the Participant terminates his service with the Employer.

6.11                           Required Distributions.

Notwithstanding any other provision of this Plan:

(a)                                  The entire interest of each Participant in the Plan (1) shall be distributed to such Participant not later than the Required Beginning Date (as hereinafter defined) or (2) shall be distributed beginning not later than the Required Beginning Date, or over a period not extending beyond the life expectancy of such Participant or the life expectancy of such Participant and a Designated Beneficiary.

(b)                                 If the distribution of a Participant’s interest in the Plan has begun in accordance with Section 6.11(a)(2) and such Participant dies before his entire interest has been distributed to him, the remaining portion of his interest shall be distributed at least as rapidly as under the method of distribution being used under Section 6.11(a)(2) as of the date of his death.

(c)                                  If a Participant dies before distribution of his interest in the Plan has begun under Section 6.11(a)(2), the entire such interest shall be distributed within 5 years after his death.  Any portion of a deceased Participant’s interest in the Plan which is payable to, or for the benefit of, a Designated Beneficiary shall, for purposes of the preceding sentence, be treated as distributed on the date on which distribution of such portion begins provided (1) such portion shall actually be distributed (in accordance with regulations of the Secretary) over a period not extending beyond such Designated Beneficiary’s life expectancy and (2) actual distribution of such portion begins not later than one year after the date of such deceased Participant’s death (or such later date as the Secretary may be regulations prescribe), except that if any such Designated Beneficiary is the surviving spouse of such deceased Participant, distribution of the portion of the deceased Participant’s interest in the Plan to or for the benefit of such surviving spouse need not begin earlier than the date on which such deceased Participant would have attained age 70-1/2.  If such surviving spouse dies before distribution of such portion were to begin, the preceding sentence shall be applied, with respect to such portion, as if such surviving spouse were the Participant.

(d)                                 The “Required Beginning Date,” for purposes of this Section 6.11, shall mean, with respect to a Participant, April 1 of the calendar year following the calendar year in which such Participant attains age 70-1/2.  Notwithstanding the preceding sentence, except for a Participant who is a “5% owner” [as defined in Section 416(i)(1)(B)(i) of the Code], the Required Beginning Date of a Participant who attains age 70-1/2 on or after January 1, 2001 shall be April 1 of the calendar year following the later of (i) the calendar year in which he attains age 70-1/2 or (ii) the calendar year in which he terminates employment.

(e)                                  The life expectancy of a Participant or such Participant’s spouse shall not be redetermined annually for purposes of this Section 6.11.

(f)                                    For purposes of this Section 6.11, the term “Designated Beneficiary” shall have the meaning set forth in Proposed Regulation Section 1.401(a)(9)-1, Part D.

(g)                                 Notwithstanding any other provision of this Section 6.11, distributions from the Plan shall be made in accordance with Section 401(a)(9) of the Code and the regulations thereunder, including Proposed Regulation Section 1.401(a)(9)-2, and the provisions of the Plan reflecting Section 401(a)(9) and such regulations shall override any distribution options in the Plan inconsistent with Section 401(a)(9) and such regulations.

(h)                                 In the event of any conflict between the (1) provisions of this Section 6.11 and (2) the provisions of Section 401(a)(9) of the Code and the regulations thereunder [including without limitation Proposed Regulation Section 1.401(a)(9)-2], the provisions referred to in Clause (2) herein shall be controlling and all distributions made under the Plan shall be in accordance with such provisions.

6.12                           Death of Beneficiary.

If any Beneficiary dies after having received some but less than all of his entire interest in the Trust Fund, the undistributed portion thereof shall be paid to such Beneficiary’s estate.

6.13                           Direct Rollovers of Eligible Rollover Distributions.

(a)                                  Notwithstanding any other provision of the Plan to the contrary which would otherwise limit a Distributee=s election under this Section 6.13, a Distributee may elect, at the time and in the manner permitted by the Administrative Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

(b)                                 For purposes of this Section 6.13:

(1)                                  “Direct Rollover” shall mean a payment by the Plan to the Eligible Retirement Plan specified by a Distributee.

(2)                                  “Distributee” shall mean a Participant who is an Employee or former Employee.  In addition, (i) such a Participant’s spouse or former spouse who is the alternate payee under a “qualified domestic relations order,” as defined in Section 414(p) of the Code, and (ii)  the surviving spouse of a deceased Participant who was an Employee or former Employee, shall be Distributees with regard to the interest of such spouse or former spouse in the Plan.

(3)                                  “Eligible Retirement Plan” shall mean an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, which accepts a Distributee’s Eligible Rollover Distribution.  However, in the case of an Eligible Rollover Distribution to a Distributee who is surviving spouse, an “Eligible Retirement Plan” shall mean an individual retirement account or individual retirement annuity.

(4)                                  “Eligible Rollover Distribution” shall mean any distribution of all or any portion of the balance to the credit of the Distributee under the Plan, except that an Eligible Rollover Distribution shall not include:  (i) any distribution which is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of 10 years or more; (ii) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and (iii) the portion of any distribution which is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).  The enumeration in the preceding sentence of any form of payment shall not imply that any person has the right to receive benefits under the Plan in such form unless otherwise specifically provided under the Plan.

6.14                           Increase in $3,500 Threshold.

Effective for Plan Years beginning after December 31, 1997, “$5,000” shall be substituted for “$3,500” wherever the latter appears in the Plan.

ARTICLE VII

TRUST AND TRUSTEE

7.1                                 Establishment of Trust.

The Trustee shall receive all contributions paid to it by the Employer, and shall hold, manage, invest, reinvest and administer all such contributions in trust pursuant to the provisions of the Trust Agreement to which the Trustee is a party.

7.2                                 Resignation and Removal of Trustee.

In accordance with the procedure specified in the Trust Agreement to which a Trustee is a party, such Trustee shall have the right to resign at any time by giving written notice to the Employer which is a party to such agreement, and may be removed by the board of directors of such Employer upon written notice.  In the event of removal of or resignation of a Trustee, the board of directors of the Employer which is a party to the Trust Agreement under which such trustee was serving may appoint a successor Trustee who shall have the same powers and duties conferred upon its predecessor.

7.3                                 Powers and Duties of Trustee.

The Trustee shall have such powers and duties as are specified in the Trust Agreement to which it is a party.

7.4                                 Payment of Compensation and Expenses.

Subject to the provisions of the Trust Agreement to which it is a party:

(a)                                  No Trustee who is an officer or employee of the Employer shall be paid any compensation for serving as Trustee.  Any institutional Trustee shall be paid such reasonable compensation as shall from time to time be agreed upon in writing by the Employer and such Trustee, and such compensation shall be paid by the Employer, unless the Administrative Committee directs that it be paid from the Trust Fund.

(b)                                 All taxes of any and all kinds whatsoever that may be levied or assessed under existing or future laws upon, or in respect of, the Trust Fund or the income thereof shall be paid from the Trust Fund.  To the extent such expenses or taxes are paid from the Trust Fund, they shall be charged against Participants’ Accounts pro rata.

7.5                                 Directed Investment of Accounts.

(a)                                  Subject to a procedure established and applied in a uniform nondiscriminatory manner, all Participants shall be permitted to direct the Trustee as to the investment of their Account balances in specific investments permitted under the Trust Agreement and designated by the Administrative Committee.  For purposes of this Section 7.5, the term “Participant” includes the Beneficiary or Beneficiaries of a deceased Participant.  To the extent so directed, the Trustee is relieved of its fiduciary responsibilities as provided in Section 404 of ERISA and the regulations thereunder.

(b)                                 Neither the Trustee nor any other persons shall be under any duty to question any direction of a Participant with respect to his investment directions as to his Accounts or to review any securities or other property, real or personal, or to make any suggestions to the Participant in connection therewith, and the Trustee shall comply as promptly as practicable with directions given by the Participant hereunder.  Any such direction may be of a continuing nature or otherwise and may be revoked by the Participant at any time in such form as the Trustee may require.  The Trustee shall not be responsible or liable for any loss or expense which may arise from or result from compliance with any directions from the Participant nor shall the Trustee be responsible for, or liable for, any loss or expense which may result from the Trustee’s refusal or failure to comply with any directions from the Participant.  The Trustee may refuse to comply with any direction from the Participant in the event the Trustee, in his sole and absolute discretion, deems such directions improper by virtue of applicable law.  Any costs and expenses related to compliance with a Participant’s directions shall be borne by the Participant’s Directed Investment Accounts.

(c)                                  In lieu of directing the investment of his Accounts pursuant to Section 7.5(a), a Participant may direct the Trustee to transfer the balances in his Accounts to separate brokerage accounts registered in the name of the trustee for such Participant’s benefit, at a broker-dealer specified by the Administrative Committee.  Each such brokerage account shall be established in such a fashion as to permit the Participant who is the beneficial owner thereof to direct the broker-dealer as to how the assets of such account should be invested from among specific investments permitted under the Plan.  All trading commissions, fees imposed by such broker-dealer and other expenses relating to such a brokerage account shall be charged against such account.  Sections 7.5(a) and 7.5(b) shall apply to each such brokerage account.

(d)                                 The Administrative Committee shall have the authority to prescribe reasonable rules and regulations, uniformly applicable, concerning the operation of this Section 7.5.

ARTICLE VIII

ADMINISTRATION

8.1                                 Administrative Committee.

(a)                                  The Plan shall be administered by an Administrative Committee appointed by the Company and consisting of 4 members.  Each Administrative Committee member shall serve at the pleasure of the Company.  The members of the Administrative Committee shall be “named fiduciaries” with respect to the Plan within the meaning of Section 402(a) of ERISA.  An Administrative Committee member may resign at any time by giving at least 30 days written notice to the Company, and the Company may remove a member at any time with or without cause by giving him notice in writing to such effect.  The Company may fill any vacancy in the membership of the Administrative Committee and shall give prompt written notice thereof to the Trustee and the other Administrative Committee members.  While there is a vacancy in the membership of the Administrative Committee, the remaining Administrative Committee members shall have the same powers as the full Committee until the vacancy is filled.

8.2                                 Powers, Rights and Duties of Administrative Committee.

In controlling and managing the operation and administration of the Plan, the Administrative Committee shall have the following powers, rights and duties in addition to those vested in it elsewhere in the Plan:

(a)                                  To adopt such regulations and rules of procedure, consistent with the provisions of the Plan as may be necessary or desirable for the proper and efficient administration of the Plan;

(b)                                 To enforce the Plan in accordance with its terms and with such applicable rules and regulations as may be adopted by the Administrative Committee, which shall be uniformly applied to all Participants and Beneficiaries similarly situated;

(c)                                  To determine all questions arising under the Plan, including questions relating to the eligibility of Employees and the benefits of Participants and their Beneficiaries, and to remedy ambiguities, inconsistencies or omissions; provided, that the Administrative Committee shall not, through interpretation of the Plan or action thereunder, increase the responsibilities imposed on the Trustee without the consent of the Trustee;

(d)                                 To maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Administrative Committee may deem necessary or desirable;

(e)                                  To direct the Trustee as to the investment of Trust Fund assets, the payment of benefits and other matters reserved to the Administrative Committee under the Plan; and

(f)                                    To appoint one or more persons to issue directions and execute documents on behalf of the Administrative Committee.

8.3                                 Delegation and Allocation of Administrative Committee’s Powers.

The Administrative Committee shall have the right and authority:

(a)                                  To appoint an investment manager for the Trust Fund, and to delegate to such investment manager the authority to manage, acquire, dispose of, invest and reinvest the Trust Fund; provided, that the Administrative Committee shall not appoint any person as investment manager other than (1) a person registered under the Investment Advisers Act of 1940, (2) a bank, or (3) a qualifying insurance company.  Any investment manager so appointed shall acknowledge in writing that he or it is a fiduciary with respect to the Plan.  With respect to the assets over which an investment manager has investment responsibility, the investment manager shall possess all and administrative powers and responsibilities granted to the Trustee hereunder.  The Trustee shall have no investment responsibility with respect to the assets subject to the investment responsibility of an investment manager, and shall have no duty to inquire into any directions from such investment manager, to solicit such directions or to review and follow the investments made pursuant to any such directions, except to the extent provided by law;

(b)                                 To employ one or more persons to render advice with respect to any responsibility or responsibilities of the Administrative Committee under the Plan, including without limitation legal counsel, licensed physicians and accountants;

(c)                                  To delegate any of such duties or responsibilities to other persons, including without limitation to officers or employees of the Employer.  In the case of any such delegation, the Administrative Committee shall not be liable for any act or omission of another person in carrying out his allocated or delegated duties except to the extent the Administrative Committee:

(1)                                  Violated the provisions of ERISA:

(A)                              With respect to such delegation;

(B)                                With respect to the establishment or implementation of the procedure for delegating responsibilities; or

(C)                                In continuing the delegation; or

(2)                                  Would otherwise be liable under the provisions of ERISA.

8.4                                 Compensation and Expenses of Administrative Committee.

No fee or compensation shall be paid to any Employee for his services as a member of the Administrative Committee.  Any expenses properly incurred by the Administrative Committee shall be reimbursed or paid by the Company, unless reimbursed or paid by the Trustee from the Trust Fund in accordance with the Trust Agreement.  To the extent such expenses are paid from the Trust Fund, they shall be charged against Participants’ Accounts pro rata.

8.5                                 Claims Procedure.

The Administrative Committee shall formulate a claims procedure whereby any Employee or Participant who feels aggrieved with respect to any of his rights under the Plan may have his grievance heard or his claim considered.  Such procedure shall afford the Employee or Participant with an opportunity for appeal of any decision which is adverse to him at the initial hearing level, and shall in all respects comply with the provisions of ERISA and the applicable rules and regulations of the Department of Labor.

8.6                                 Administrative Committee Member Who Is a Participant.

Any member of the Administrative Committee who is a Participant in the Plan may not decide any matter concerning distributions of any kind to be made to him unless such decision could be made by him under the Plan if he were not the Administrative Committee.

8.7                                 Agent for Service of Process.

The Company shall be the agent for service of process with respect to the Plan.

8.8                                 Capacity.

Any person may serve in more than one fiduciary capacity with respect to the Plan, including service both as Trustee and as a member of the Administrative Committee.

ARTICLE IX

FIDUCIARY RESPONSIBILITY

9.1                                 Exercise of Fiduciaries’ Duties.

The Plan’s fiduciaries shall discharge their duties hereunder solely in the interest of Participants and their Beneficiaries, and:

(a)                                  For the exclusive purpose of:

(1)                                  Providing benefits to Participants and their Beneficiaries; and

(2)                                  Defraying reasonable expenses of administering the Plan;

(b)                                 With the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; and

(c)                                  By diversifying the investments of the Trust Fund so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so.

9.2                                 Prohibited Transactions.

Except as expressly permitted by ERISA, a fiduciary shall not:

(a)                                  Cause the Plan to engage in a transaction, if he knows or should know that such transaction constitutes a direct or indirect:

(1)                                  Sale or exchange, or leasing, of any property between the Plan and a party-in-interest or disqualified person;

(2)                                  Lending of money or other extension of credit between the Plan and a party-in-interest or disqualified person;

(3)                                  Furnishing of goods, services, or facilities between the Plan and a party-in-interest or disqualified person; or

(4)                                  Transfer to, or use by or for the benefit of, a party-in-interest or disqualified person, of any assets of the Plan;

(b)                                 Deal with the assets of the Plan in his own interest or for his own account;

(c)                                  In his individual or any other capacity act in any transaction involving the Plan on behalf of a party (or represent a party) whose interests are adverse to the interests of the Plan or the interests of the Participants or Beneficiaries; or

(d)                                 Receive any consideration for his own personal account from any party dealing with the Plan in connection with a transaction involving the assets of the Plan.

9.3                                 Acts of Co-fiduciaries.

No fiduciary to whom duties or responsibilities under the Plan are charged shall be liable or responsible for the acts or omissions of another fiduciary unless:

(a)                                  He knowingly participates in or attempts to conceal the act or omission of the other fiduciary and he knows the act or omission is a breach of fiduciary responsibility by the other fiduciary;

(b)                                 He has knowledge of a breach by the other fiduciary and fails to make reasonable efforts to remedy the breach; or

(c)                                  His breach of his own fiduciary responsibility permits the other fiduciary to commit a breach.

9.4                                 Bonding.

Each fiduciary with respect to the Plan and every other person who handles funds or other property of the Plan shall be bonded in an amount which is not less than the greater of 10% of the assets of the Plan or $1,000; provided, that in no event shall such bond be required to be an amount in excess of $500,000.

9.5                                 Indemnification.

The Employer shall jointly and severally indemnify the Trustee (other than an institutional Trustee) and the members of Administrative Committee, to the fullest extent permitted by the law, against any and all claims, losses, damages, liability and expense arising out of any act or failure to act on the part of such Trustee or Administrative Committee members.

ARTICLE X

AMENDMENT; MERGER, CONSOLIDATION OR

TRANSFER OF ASSETS; TERMINATION; NO REVERSION IN EMPLOYER

10.1                           Amendment.

The boards of directors of the Company shall have the right at any time, and from time to time, to amend, in whole or in part, any or all of the provisions of the Plan; provided that no such amendment shall:

(a)                                  Authorize or permit any part of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries;

(b)                                 Cause any reduction in the amount theretofore credited to the Account of any Participant, or cause or permit any portion of the Trust Fund to revert to or become the property of the Employer; or

(c)                                  In the case of any amendment which affects the rights, duties or responsibility of the Trustee, increase or otherwise change such rights, duties or responsibilities without the Trustee’s prior written consent.

An amendment shall become effective upon authorization by resolutions of such boards of directors and execution by the Employer of an appropriate written instrument and, if the rights or duties of the Trustee are affected, consent to the amendment by the Trustee.  If any amendment changes the vesting schedules set forth in Sections 2.24 or 2.32, any Participant with 3 or more Years of Service may, by filing a written request with the Administrative Committee within 60 days after he has received notice of such amendment, elect to have the vested percentage of his Profit-Sharing Account computed under the vesting schedule in effect prior to such amendment.

10.2                           Merger, Consolidation, or Transfer of Assets.

Neither the Plan nor the Trust shall be merged or consolidated with, nor shall any assets or liabilities be transferred to, any other plan, unless the benefits payable to each Participant if the Plan was terminated immediately after such action would be equal to or greater than the benefits to which such Participant would have been entitled if the Plan had been terminated immediately before such action.

10.3                           Complete Discontinuance of Contributions; Termination.

(a)                                  The board of directors of each Employer shall have the right at any time to discontinue completely such Employer’s contributions hereunder or to terminate the Plan, and the Trust created hereby, as they apply to Participants employed or formerly employed by such Employer, and their respective Beneficiaries, completely or partially, by delivering to the Trustee written notice thereof.  In the event of such a complete discontinuance of contributions, or such a complete or partial termination, affected Participants shall become fully vested in their Accounts if not already fully vested.

(b)                                 Upon final termination of the Plan, the Trustee shall distribute all assets remaining in the Trust, after payment of any expenses properly chargeable against the Trust, to the Participants or Beneficiaries in accordance with the Account balances of each as of the date of such termination in such manner as the Trustee shall determine.  Until completion of such liquidation and distribution, the Trustee shall continue to have all of the powers and duties provided in the Plan.

10.4                           No Reversion in Employer.

(a)                                  The Employer shall have no beneficial interest in the Trust Fund and no part of the Trust Fund shall revert or be repaid to the Employer, directly or indirectly.

(b)                                 Employer contributions under this Plan are expressly conditioned upon the deductibility of such contributions under Section 404 of the Code.  Notwithstanding Section 10.4(a) or any other provision of the Plan, upon the Employer’s written request, a contribution which was made by a mistake of fact, or conditioned upon the deductibility of the contribution, shall be returned to the Employer by the Trustee within one year after the mistaken payment of such contribution or the disallowance of the deduction (to the extent disallowed), whichever is applicable.  Earnings attributable to a contribution which occurred due to a mistake of fact or conditioned upon deductibility may not be returned to the Employer and losses attributable thereto shall reduce the amount to be so returned.

ARTICLE XI

LOANS TO PARTICIPANTS

11.1                           In General.

(a)                                  In the sole discretion of the Administrative Committee, the Administrative Committee may direct the Trustee to make a bona fide loan to a Participant, upon such terms, security, interest, and conditions as the Administrative Committee deems appropriate, provided, however, that all loans granted hereunder:

(1)                                  Are available to all potential borrowers on an equivalent basis; and

(2)                                  Are made in accordance with and subject to all the provisions of this Article XII.

(b)                                 The minimum initial amount of any loan shall be $1,000.

(c)                                  Each loan shall be charged against the borrower’s Elective Account, Matching Account, vested Profit-Sharing Account and Rollover Account, as the case may be, in proportion to the source of funds used to provide such loan from such Accounts.

11.2                           Interest.

All loans pursuant to this Article XI shall be considered Trust Fund investments, and as such shall bear interest at a reasonable rate, as determined by the Administrative Committee.

11.3                           Maximum to be Loaned.

Loans to a borrower made pursuant to this Article XII (when added to the outstanding balance of all other loans made to such borrower by the Plan, or by any other qualified plan maintained by the Company or any Affiliated Employer) shall be limited to the lesser of:

(a)                                  $50,000, reduced by the excess (if any) of the highest outstanding balance of loans from the Plan to the borrower during the one-year period ending on the day before the date on which such loan is made, over the outstanding balance of loans from the Plan to the borrower on the date on which such loan was made; or

(b)                                 One half of the sum of the vested balance of the borrower’s Accounts.

For purposes of the above limits, all plans of the Company and any Affiliated Employers shall be considered one plan.

11.4                           Repayment.

The period for repayment of any such loan or loans shall be arrived at by mutual agreement between the Administrative Committee and the borrower pursuant to a uniform, nondiscriminatory policy, but in no event shall the term of any such loan exceed a period of 60 months from the effective date of the loan.  Repayments of any loan shall be made no less frequently than quarterly, and shall be by payroll deduction for any borrower who is an Employee.  Repayment of a loan shall be credited to the borrower’s Accounts in proportion to the sources of funds used to provide such loan from such Accounts.

11.5                           Truth-in-Lending.

Where required by law, every Participant or Beneficiary of a deceased Participant receiving a loan hereunder shall receive a statement clearly reflecting the charges involved in each loan transaction, which statement shall also include the dollar amount and annual interest rate of any finance charge.

11.6                           Purpose of Loan.

All applications for loans shall state the purpose for which the loan is sought.  The Administrative Committee may approve a loan for any reasonable purpose, provided that the Administrative Committee is satisfied as to the potential borrower’s ability to repay the loan and provided further that the Administrative Committee’s decision to approve or deny a loan shall not be based upon any criteria which have the effect of discriminating for or against any group or groups of potential borrowers

11.7                           Collateral Security.

Notwithstanding any other provision of the Plan to the contrary, in the event of a loan the Administrative Committee shall require or take such security from the borrower as shall be available, feasible or practical under all of the circumstances, uniformly administered, but in any and all events and whether or not any other security shall be obtained or shall be obtainable, the Administrative Committee shall always take and have as collateral security a security interest in one half of said borrower’s entire vested right, title and interest in his Accounts and in this connection shall also have the right (i) upon default in payment of any installment due under the terms of repayment of such loan to accelerate (with or without notice) the unpaid indebtedness of any such loan and to offset the amount of such indebtedness against any distribution then due or to become due to the borrower, but if no distribution is then due, or becoming due, then upon notice to the borrower, to debit the borrower’s Accounts by any such amount, and (ii) upon termination of the borrower’s employment with the Employer or other event permitting or requiring distribution, to accelerate (with or without notice) such indebtedness and to pay or cause payment to the Trust of the entire unpaid amount of principal and accrued interest from any benefits then payable or distributable to the borrower.  If such applications do not fully satisfy the borrower’s indebtedness, he shall remain liable for and continue to make payments on any unpaid balance still due.

11.8                           Rules and Regulations.

The Administrative Committee shall have the authority to prescribe rules and regulations for the administration of this Article XI.  No such rules or regulations shall discriminate in favor of borrowers who are Highly Compensated Participants.  All such rules and regulations shall be in writing, shall be communicated to all Participants and Beneficiaries of deceased Participants and shall be considered part of the Plan.

ARTICLE XII

MISCELLANEOUS

12.1                           Employment.

Neither the establishment of the Plan or any amendment thereto, nor the creation of the Trust Fund or the payment of benefits hereunder, shall be construed as giving any Participant or Employee any right to be retained in the employ of the Employer, and the Employer hereby expressly retains the right to hire and discharge any Participant or Employee at any time, with or without cause, as if the Plan had not been adopted, and any such discharged Participant or Employee shall have only such rights or interests in the Trust Fund as may be specified herein.

12.2                           Records.

The records of the Employer with respect to age, service, employment history, compensation, absences, illnesses, and all other relevant matters shall be conclusive for purposes of the administration of the Plan.

12.3                           Usage.

Pronouns and other similar words used herein in the masculine gender shall be read as the feminine gender where appropriate, and the singular form of words shall be read as the plural where appropriate.

12.4                           Validity.

The validity, construction, and administration of this Plan shall be determined under the laws of the State of Illinois, except to the extent such laws are preempted by federal law.

12.5                           Counterparts.

The Plan may be executed in any number of counterparts, each of which shall be considered an original but which together shall constitute a single plan.

12.6                           Severability.

In case any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions, but the illegal or invalid provision shall be fully severable and the plan shall be construed and enforced as if such provision had never been inserted herein.

12.7                           Conditional Restatement.

The provisions of the Plan as restated herein are subject to approval by the Internal Revenue Service confirming that the Plan continues to constitute a qualified plan under the Code and applicable rulings and regulations thereunder.  No Employee, Participant, or Beneficiary shall have any rights under the Plan as amended and restated herein unless and until such approval has been obtained, and the Employer retains the right to make such amendments or changes in the Plan as may be necessary to obtain such approval.

12.8                           Veterans’ Rights.

Effective December 14, 1994, and notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

12.9                           Participating Employers.

With the consent of the Company, any Affiliated Employer may become a Participating Employer by executing an instrument adopting the Plan for the benefit of its employees.  Such instrument shall remain in effect unless and until revoked by such Affiliated Employer with the consent of the Company.

12.10                     Special Provisions Applicable to Persons Who Were Participants in
      Gates Construction Corp. 401(k) Retirement Plan.

(a)                                  Notwithstanding any other provision of this Plan, this Section 12.10 shall apply with respect to any individual who was a participant in the Gates Construction Corp. 401(k) Retirement Plan (the “Gates Plan”) immediately before the merger of the Gates Plan with and into this Plan effective August 1, 1994 and who became a participant in this Plan on that date (a “Gates Participant”).

(b)                                 As result of the merger of the Gates Plan with and into this Plan, the following amounts held under the Gates Plan on behalf of a Gates Participant immediately prior to such merger shall be considered such individual’s August 1, 1994 Account balances in this Plan, to-wit:

(1)                                  The Gates Participant’s account balance in the Gates Plan attributable to his tax deferred 401(k) contributions under the Gates Plan immediately prior to such merger shall be his August 1, 1994 account balance in his Elective Account under this Plan.

(2)                                  The Gates Participant’s account balance in the Gates Plan attributable to “matching contributions” and “profit sharing contributions” under the Gates Plan immediately prior to such merger shall be his August 1, 1994 account balance in an “Employer Contribution Account” established and maintained in his name under this Plan.

(3)                                  The Gates Participant’s account balance in the Gates Plan attributable to rollover contributions under the Gates Plan immediately prior to such merger shall be his August I, 1994 account balance in his Rollover Account under this Plan.

Each Gates Participant shall have a nonforfeitable right to the balances of his accounts on and after August 1, 1994.

(b)                                 Notwithstanding any other provision of this Plan, each Gates Participant shall be eligible to elect a hardship withdrawal from his Elective Account balance, as determined as of August 1, 1994 and as adjusted for gains and losses after that date, in accordance with the provisions of Section 9.5 of the Plan as amended on April 1, 1997.  In addition to the provisions said Section 9.5, a Gates Participant may elect to withdraw all or any portion of the balance of his employer contribution account, as determined as of August 1, 1994 and as adjusted for gains and losses after that date, because of a hardship causing him immediate and heavy financial needs.

(c)                                  Notwithstanding any other provision of this Plan, each Gates Participant who has attained age 59-1/2 shall be eligible to elect a pre-termination withdrawal of all or any portion of his account balances, as determined as of August 1, 1994 and as adjusted for gains and losses after that date, in accordance with the provisions of Section 9.2 of the Plan as amended on April 1, 1997.

(d)                                 Notwithstanding any other provision this Plan, once during each Plan Year, a Gates Participant may elect to withdraw all or any portion of the balance of his Rollover Account, as determined as of August 1, 1994 and as adjusted for gains and losses after that date.

(e)                                  Notwithstanding any other provision this Plan, if a Gates Participant whose employment with Gates Construction Corp. terminated because of resignation or dismissal before he was 100% vested in his account balances attributable to employer contributions returns to employment with an employer before incurring 5 consecutive One-Year Breaks in Service, then the amount that was previously forfeited from such accounts shall be restored to a “forfeiture account” established and maintained in his name as of the last day of the Plan Year in which he returns to employment (after all adjustments then required under the plan have been made).  A Gates Participant shall have a nonforfeitable right to the balance of his forfeiture account on and after such date.  Such a Gates Participant may, but need not, repay the amount, if any, that was previously distributed to him before the earlier of five years after the first date on which he is reemployed by an Employer, or the date he incurs five consecutive One-Year Breaks in Service commencing after the distribution.

(f)                                    Notwithstanding any other provision of this Plan, upon a Gates Participant’s Early Retirement Date, he shall have a nonforfeitable right to the balances of his Accounts and he shall be entitled to a distribution of his account balances, as determined as of August 1, 1994 and as adjusted for gains and losses after that date, as of that date.  For purposes of this Section 12.10(f), the term “Early Retirement Date” means the first day of the month coincident with or next following the date a Gates Participant terminates from employment with an employer on or after the date he both attains age 55 years and completes at least 10 Years of Service for any reason other than death or disability, provided that such Gates Participant has not attained age 65 years on that date.  If a Gates Participant terminates from employment before satisfying the age requirement for early retirement but after having satisfied the service requirement, then he shall be entitled to elect a distribution of his account balances, as determined as of August 1, 1994 and as adjusted for gains and losses after that date, upon satisfying such age requirement.

ARTICLE XIII

TOP-HEAVY PLAN PROVISIONS

13.1                           Application.

The provisions of this Article XIII shall apply notwithstanding any other provisions of the Plan in any Plan Year in which the Plan is determined to be a Top-Heavy Plan.

13.2                           Definitions.

For purposes of this Article XIII the following terms shall have the meanings indicated:

(a)                                  “Determination Date” shall mean, with respect to a plan, the last day of the preceding plan year or, in the case of the first plan year, the last day of such plan year.

(b)                                 “Employee” shall mean a person employed by the Employer, including a self-employed person who is a partner of any Employer.

(c)                                  “Employer” shall mean the Company and all Affiliated Employers.

(d)                                 “Key Employee” shall mean an Employee who, at any time during a plan year or any of the 4 preceding plan years, is:

(1)                                  An officer of the Employer having an annual Compensation greater than 50% of the amount in effect under Section 415(b)(1)(A) of the Code for any such plan year;

(2)                                  One of the 10 Employees having annual Compensation from the Employer of more than the limitation in effect under Section 415(c)(1)(A) of the Code and owning [or considered as owning within the meaning of Section 318 of the Code as modified by Section 416(i)(l)(B)(iii)] the largest interests in the Employer;

(3)                                  A person who owns (or is considered as owning within the meaning of said Section 318, as so modified) (i) more than 5% of the outstanding stock of the Employer or stock possessing more than 5% of the total combined voting power of all stock of the Employer or (ii) in the case of an Employer which is not a corporation, more than 5% of the capital or profits interest in the Employer; or

(4)                                  A person whose annual Compensation from the Employer is more than $150,000 and who owns (or is considered as owning within the meaning of said Section 318, as so modified) (i) more than 1% of the outstanding stock of the Employer or more than 1% of the total combined voting power of all stock of the Employer or (ii) in the case of an Employer which is not a corporation, more than 1% of the capital or profits interest in the Employer.

If a Participant is a Key Employee, his Beneficiary, if any, shall also be deemed a Key Employee.  For purposes of Section 13.2(d)(2), if two Employees have the same interest in the Employer, the Employee having the greater annual Compensation from the Employer shall be treated as having a larger interest.  The term “Non-Key Employee” shall mean an Employee who is not a Key Employee.

(e)                                  “Permissive Aggregation Group” shall mean a group of plans of the Employer consisting of (1) the plans comprising the Required Aggregation Group and (2) one or more other plans, such that, when considered together, such group of plans will satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

(f)                                    “Required Aggregation Group” shall mean (1) each plan of the Employer in which a Key Employee is a participant and (2) each other plan of the Employer which enables any plan described in Section 13.2(f)(1) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

(g)                                 “Top-Heavy Group” shall mean any Required Aggregation Group or Permissive Aggregation Group if (1) the sum, as of the Determination Date, of (A) the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in such group and (B) the aggregate of the accounts of all Key Employees under all defined contribution plans included in such group, exceeds (2) 60% of a similar sum determined for all Employees participating in the plans included in such group.  In the case of a defined benefit plan, the present value of an Employee=s accrued benefit as of the Determination Date shall be determined as of the most recent plan valuation date which is within a 12-month period ending on the Determination Date.  In the first plan year of such a plan, such accrued benefit shall be determined either (1) as if the Employee terminated service as of the Determination Date or (2) as if the Employee terminated service as of such valuation date, but taking into account the estimated accrued benefit as of the Determination Date; for any other year the accrued benefit shall be determined as if the Employee terminated service as of such valuation date, and for this purpose the valuation date shall be the same valuation date used for computing plan costs for minimum funding regardless of whether a valuation is performed in such year.  In the case of a defined contribution plan not subject to the minimum funding standards of Section 412 of the Code, an Employee’s account balance shall be the sum of (1) the account balance as of the most recent plan valuation date occurring within a 12-month period ending on the Determination Date and (2) an adjustment for Employer contributions due as of the Determination Date, being the amount of any Employer contributions actually made after said valuation date but on or before the Determination Date (except than in the first plan year of such a plan, such adjustment shall also reflect the amount of any such contributions made after the Determination Date that are allocated as of a date in such year).  In the case of a defined contribution plan subject to said minimum funding standards, an Employee’s account balance shall be the sum of (1) the account balance as of the most recent plan valuation date occurring within a 12-month period ending on the Determination Date (including the amount of Employer contributions that would be allocated as of a date not later than the Determination Date, even though such amount is not yet required to be contributed) and (2) an adjustment for contributions due as of the Determination Date, reflecting the amount of any contribution actually made (or due to be made) after such valuation date but before the extended payment period in Section 412(c)(10) of the Code.  If any person is not a Key Employee with respect to a plan for any plan year but was a Key Employee with respect to such plan for any prior plan year, any accrued benefit for such person under such plan, or the accounts of such person under such plan, as the case may be, shall not be taken into account for purposes of this Section 13.2(g).  Where two or more plans have different Determination Dates, there shall be aggregated the values of accrued benefits and accounts as of the Determination Dates which fall within the same calendar year.  The accrued benefit of any Employee (other than a Key Employee) shall be determined (i) under the method which is used for accrual purposes for all plans of the Employer, or (ii) if there is no method described in clause (i), as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Section 411(b)(1)(C) of the Code.  For purposes of determining present value,

(1)                                  The interest rates shall be the “immediate annuity rate” specified in 29 C.F.R. Part 4044, Appendix B, for valuing plan benefits as of October 1 in the calendar year preceding the calendar year in which payment commences, unless there is less than a 1 percentage point change from the preceding year’s rate, in which event the preceding year’s rate shall continue to be used.

(2)                                  Mortality shall be determined by the 1986 Projected Experience Table prepared by The Wyatt Company, with the percentage of males assumed to be 90% and with an assumed spousal mortality rate of 10%.

(3)                                  Subsidized early retirement benefits and subsidized benefit options shall not be taken into account unless the subsidies are nonproportional; for this purpose, a subsidy shall be treated as nonproportional unless it applies to a group of Participants that would independently satisfy the requirements of Section 410(b) of the Code.

The accrued benefit of any Employee (other than a Key Employee) shall be determined (1) under the method which is used for accrual purposes for all plans of the Employer or (2) if there is no single method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Section 411(b)(1)(C) of the Code.

(h)                                 “Top-Heavy Plan” shall mean, with respect to this Plan for any Plan Year, a situation where, as of the Determination Date, (1) the aggregate of the Accounts of all Key Employees under the Plan (consisting of all Account balances as of the most recent Valuation Date occurring within a 12-month period ending on the Determination Date plus an adjustment for Employer contributions due as of the Determination Date equal to any contributions actually made after such Valuation Date, but on or before the Determination Date, exceeds 60% of the Accounts of all Participants under the Plan (similarly adjusted) or (2) the Plan is part of a Required Aggregation Group which is a Top-Heavy Group.  Notwithstanding the foregoing, the Plan shall not be considered a Top-Heavy Plan for any Plan Year in which it is part of a Required Aggregation Group or a Permissive Aggregation Group which is not a Top-Heavy Group.  If any Participant is not a Key Employee with respect to the Plan for any Plan Year but was a Key Employee with respect to the Plan for any prior Plan Year, the Accounts of such Participant under the Plan shall not be taken into account for purposes of this Section 13.2(h).

13.3                           Distributions Prior to Determination Date.

For purposes of determining the cumulative accrued benefits for any Employee (under a defined benefit plan of the Employer) or the amount of the account of any Employee (under a defined contribution plan of the Employer), such present value or amount, as the case may be, shall be increased by the aggregate distributions made with respect to such Employee under such plan or plans during the 5-year period ending on the Determination Date.  The preceding sentence shall also apply to distributions under a terminated plan which, if it had not been terminated, would have been included in a Required Aggregation Group.  If any individual has not performed services for any Employer maintaining a plan at any time during the 5-year period ending on the Determination Date, any accrued benefit for such individual (and the account of such individual) shall not be taken into account.

13.4                           Minimum Contribution.

(a)                                  Each Participant in this Plan who is a Non-Key Employee shall be entitled to a minimum contribution from the Employer which, expressed as a percentage of such Participant’s Compensation for the Plan Year, is the lesser of:

(1)                                  3%; or

(2)                                  The percentage at which contributions are made or required to be made under the Plan for such year for the Key Employee for whom such percentage is the highest for such year.

The percentage in Section 13.4(a)(2) shall be determined for each Key Employee by dividing the contributions of the Employer for such Key Employee by his Compensation, taking into account for this purpose all defined contribution plans included in a Required Aggregation Group but excluding any plan included in a Required Aggregation Group if such plan enables a defined benefit plan included in such group to meet the requirements of Sections 401(a)(4) or 410 of the Code.  If any Participant who is a Non-Key Employee would not receive the minimum contribution required by this Section 13.4(a) for such Plan Year as a result of applying the allocation formula specified in Section 5.4, the Employer shall contribute to the Trust for such Plan Year the additional amounts necessary to achieve such minimum.  Such amount shall be allocated directly to the Profit-Sharing Account of such Participant.

(b)                                 The provisions of this Section 13.4 shall apply to all Participants who have not separated from service at the end of the Plan Year, including individuals who have failed to complete 1,000 Hours of Service during such Plan Year.

(c)                                  The provisions of this Section 13.4 shall not apply to a Participant who is a participant in one or more other defined contribution plans of the Employer which is or are part of a Top-Heavy Group which includes this Plan, if any such other plan or plans provide such Participant with the required minimum contribution, as determined in accordance with applicable regulations of the Secretary.  If any Participant is also a participant in a defined benefit plan of the Employer which is part of a Top-Heavy Group, nothing herein shall affect such Participant’s right to receive the required minimum benefit provided by such defined benefit plan.

(d)                                 Elective Contributions on behalf of a Key Employee shall be taken into account in determining the minimum contribution, if any, required on behalf of Non-Key Employees.  For purposes of satisfying any required minimum contribution on behalf of Non-Key Employees,

Elective Contributions on their behalf shall not be taken into account.

Dated this 24th day of July, 2000.

GREAT LAKES DREDGE & DOCK
COMPANY

By	/s/ Douglas B. Mackie
Douglas B. Mackie, President

AMENDMENT NO. 1 TO

GREAT LAKES DREDGE & DOCK COMPANY

401(k) SAVINGS PLAN

(As Amended and Restated Effective January 1, 1997)

GREAT LAKES DREDGE & DOCK COMPANY, a New Jersey corporation, pursuant to the authority in Section 10.1 of the Great Lakes Dredge & Dock Company 401(k) Savings Plan (as amended and restated effective January 1, 1997) (the “Plan”), hereby amends the Plan as follows:

1.                  Effective January 1, 2001, Section 1.4(a) of the Plan is deleted and the following is substituted in its place:

(a)             Effective for Plan Years beginning after December 31, 2000, the Plan shall satisfy the “safe-harbor” provisions of Code Sections 401(k)(12)(B) and (D) and accordingly Sections 5.6, 5.7 and 5.8 of the Plan shall not be effective for such Plan Years.

2.                  Effective January 1, 1997, Section 2.9(a) of the Plan is deleted and the following is substituted in its place:

(a)             Except for purposes of Section 5.4 for Limitation Years beginning prior to January 1, 1998, there shall be included in a Participant’s Compensation (1) any “elective deferral” [as defined in Section 402(g)(3) of the Code], (2) any amount which is contributed or deferred by the Employer at the election of such Participant and which is not includible in his gross income under Section 125 of the Code and (3) any amount which is contributed or deferred by the Employer on or after January 1, 1998 at the election of such Participant and which is not includible in his gross income under Section 132(f)(4) of the Code.

3.                  Effective January 1, 1997, Section 2.9(d) of the Plan is deleted and the following is substituted in its place:

(d)            Except for purposes of Article XIII, a Participant’s Compensation shall not include any amounts otherwise includable pursuant to this Section 2.8 which are attributable to any period before he became a Participant.

4.                  Effective August 1, 2000, Section 2.19 of the Plan shall no longer apply.

5.                  Effective August 1, 2000, the following sentence is added to Section 3.1(b) of the Plan:

Effective August 1, 2000, any Employee who is not then a Participant shall become a Participant as of the first day of the first payroll period following his Employment Commencement Date.

6.                  Effective January 1, 1997, Section 4.2(a) of the Plan is deleted and the following is substituted in its place:

(a)                                  For each quarter of each Plan Year, the Employer shall make a Matching Contribution equal to 66-2/3% of each eligible Participant’s Elective Contribution for such quarter, excluding any Elective Contribution which exceeds 6% of such Participant’s Compensation for such quarter.  Effective April 1, 1997, the preceding sentence shall read as follows:  “For each quarter of each Plan Year, the Employer shall make a Matching Contribution equal to equal 100% of each eligible Participant’s Elective Contribution for such quarter, excluding any Elective Contribution which exceeds 6% of such Participant’s Compensation for such quarter.”  In order to be entitled to a Matching Contribution for a Plan Year, a Participant must be employed by the Employer on the last day of such Plan Year.  Effective April 1, 1997, the preceding sentence shall read as follows: “In order to be entitled to a Matching Contribution for any quarter of a Plan Year, a Participant must be employed by the Employer on the last day of such quarter, unless his employment terminated during such quarter on account of retirement (on or after his Normal Retirement Date), Disability or death.”  Effective January 1, 2000, if the total of the Matching Contributions to which Participant is entitled for a Plan Year is less than 6% of his Compensation for that period of the Plan Year during which he was eligible to participate, the Employer shall make an additional Matching Contribution on his behalf for the fourth quarter of the Plan Year to equal the difference.  Effective for Plan Years beginning after December 31, 2000, this Section 4.1(a) shall read as follows:

(a)                          For each quarter of each Plan Year, the Employer shall make a Matching Contribution equal to 100% of each eligible Participant’s Elective Contribution for such quarter, excluding any Elective Contribution which exceeds 6% of such Participant’s Compensation for such quarter.  If the total of the Matching Contributions to which Participant is entitled for a Plan Year is less than 6% of his Compensation for that period of the Plan Year during which he was eligible to participate, the Employer shall make an additional Matching Contribution on his behalf for the fourth quarter of the Plan Year to equal the difference.

7.                  Effective January 1, 2000, the following sentence is added to Section 4.5(a) of the Plan:

Notwithstanding the preceding sentences of this Section 4.5(a), effective for Plan Years beginning on or after January 1, 2000, each Participant, whether or not a Highly Compensated Employee, may elect to defer a portion of his Compensation expressed as a whole-number multiple of his Compensation (but not more than 8%).

8.                  Effective January 1, 1997, the second and third sentences of Section 6.11(c) of the Plan are deleted.

9.                  Effective January 1, 1997, Section 6.11(d) of the Plan is deleted and the following is substituted in its place:

(d)                                 The “Required Beginning Date,” for purposes of this Section 6.11, shall mean, with respect to a Participant, April 1 of the calendar year following the calendar year in which such Participant attains age 70-1/2, except that a Participant who is not a “5% owner” [as defined in Section 416(i)(1)(B)(i) of the Code] may elect to defer his Required Beginning Date until April 1 of the calendar year calendar year following the later of (i) the calendar year in which he attains age 70-1/2 or (ii) the calendar year in which he terminates employment. Notwithstanding the preceding sentence, except for a Participant who is such a “5% owner,” the Required Beginning Date of a Participant who attains age 70-1/2 on or after January 1, 2002 shall be April 1 of the calendar year following the later of (i) the calendar year in which he attains age 70-1/2 or (ii) the calendar year in which he terminates employment.

10.            Effective January 1, 1999, the first sentence of Section 6.13(b)(4) of the Plan is deleted and the following is substituted in its place:

“Eligible Rollover Distribution” shall mean any distribution of all or any portion of the balance to the credit of the Distributee under the Plan, except that an Eligible Rollover Distribution shall not include: (i) any distribution which is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of 10 years or more; (ii) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; (iii) the portion of any distribution which is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities); and (iv) any hardship distribution described in Section 401(k)(2)(B)(i)(IV) of the Code received after December 31, 1998.

11.            Effective January 1, 1997, Section 11.1(a) of the Plan is deleted and the following is substituted in its place:

(a)                                  In the sole discretion of the Administrative Committee, the Administrative Committee may direct the Trustee to make a bona fide loan to a Participant who is an Employee, upon such terms, security, interest, and conditions as the Administrative Committee deems appropriate, provided, however, that all loans granted hereunder:

(1)                                  Are available to all potential borrowers on an equivalent basis; and

(2)                                  Are made in accordance with and subject to all the provisions of this Article XII.

Dated this 17th day of May, 2001.

GREAT LAKES DREDGE & DOCK
COMPANY

By	/s/ Douglas B. Mackie
Douglas B. Mackie, President

AMENDMENT NO. 2 TO

GREAT LAKES DREDGE & DOCK COMPANY 401(k) SAVINGS PLAN

(As Amended and Restated Effective January 1, 1997)

GREAT LAKES DREDGE & DOCK COMPANY, a New Jersey corporation, pursuant to the authority in Section 10.1 of the Great Lakes Dredge & Dock Company 401(k) Savings Plan (as amended and restated effective January 1, 1997 and as thereafter further amended) (the “Plan”), hereby further amends the Plan as follows, effective January 1, 2002 (except as otherwise indicated herein):

1.                                       Sections 2.6A and 2.6B are added to the Plan to read as follows:

2.6A                       “Catch-Up Contribution” shall mean, with respect to any Catch-Up Eligible Participant, that portion of such Participant’s Compensation (determined pursuant to Section 2.9 as if the Plan were not in existence) for a Plan Year that such Catch-Up Eligible Participant has elected to defer pursuant to Section 4.7.

2.6B                         “Catch Up-Eligible Participant” shall mean, with respect to a Plan Year, an Employee who is a Participant and who is age 50 or older in such Plan Year.  For purposes of the preceding sentence, a Participant who is projected to attain age 50 before the end of a Plan year shall be deemed to be age 50 as of January 1 of such Plan Year, without regard to whether he ceases to be an Employee during such Plan Year before actually attaining age 50.

2.                                       The following sentence is added to Section 2.9 of the Plan:

Effective for Plan Years beginning after December 31, 2001, the Compensation of each Participant taken into account for any Plan Year shall not exceed $200,000 [subject to cost-of-living adjustments pursuant to Section 401(a)(17)(B) of the Code].

3.                                       Section 4.3(d) is added to the Plan to read as follows:

(d)                                 Effective for Plan Years beginning after December 31, 2001, the board of directors of the Company and of each Participating Employer shall determine the Profit-Sharing Contribution, if any to be paid to the Plan and to be allocated among the Profit-Sharing Accounts of Participants employed by the Company or by such Participating Employer, as the case may be, in accordance with Sections 4.3(c) and 5.3.

4.                                       The following sentence is added to Section 4.5(a) of the Plan:

Notwithstanding the preceding provisions of this Section 4.5(a), effective for Plan Years beginning after December 31, 2001, each Participant may elect to defer a portion of his Compensation expressed as a whole-number percentage of his Compensation, but not more than 15%.

5.                                       Section 4.5(b) of the Plan is deleted and the following is substituted in its place:

(b)                                 Amounts held in a Participant’s Elective Account shall not be distributable prior to the earliest of (1) his termination of employment with the Company and all Affiliated Employers, or his death; or (2) the termination of the Plan without establishment of a successor plan by the Employer or an entity aggregated with the Employer or an Affiliated Employer.  The Administrative Committee may authorize distribution of a Participant’s Elective Account where any of the events in the preceding sedntence has occurred, subject to all other requirements of the Plan concerning distributions.

6.                                       Section 4.7 is added to the Plan to read as follows:

4.7                                 Catch-Up Contributions.

(a)                                  This Section 4.7 shall apply to Plan Years beginning after December 31, 2001.

(b)                                 A Catch-Up Eligible Participant may make a Catch-Up Contribution for a Plan Year, expressed as a whole-number percentage of his Compensation, but not more than 15%, if:

(1)                                  At the beginning of such Plan Year, he elects pursuant to Section 4.5(a) to defer the maximum portion of his Compensation during such Plan Year which is permitted thereunder.

(2)                                  At any time during such Plan Year, that portion of his Compensation which he has elected to defer for each pay period during the remainder of such Plan Year pursuant to Section 4.5(a), when added to that portion of his Compensation already deferred during such Plan Year pursuant to Section 4.5(a), is projected to equal the maximum amount permitted pursuant to Section 5.5.

(3)                                  At any time during such Plan Year, that portion of his Compensation already deferred during such Plan Year pursuant to Section 4.5(a) equals the maximum amount permitted pursuant to Section 5.5; or

(4)                                  At any time during the Limitation Year coinciding with such Plan Year, that portion of his Compensation already deferred during such Limitation Year pursuant to Section 4.5(a), when added to his other Annual Additions during such Limitation Year, equals the maximum Annual Addition permitted for such Limitation Year pursuant to Section 5.4.

(c)                                  The Administrator shall establish procedures to assure that each Catch-Up Eligible Participant described in Section 4.7(b) shall have an effective opportunity to make a Catch-Up Contribution.  Such procedures shall include, but shall not necessarily be limited to, allowing such a Catch-Up Eligible Participant to defer an additional dollar amount of his Compensation for each remaining payroll period during such Plan Year such that the total of all such additional dollar amounts during such Plan Year equals the maximum Catch-Up Contribution permitted for such Plan Year pursuant to Section 4.7(d).

(d)                                 A Catch-Up Contribution with respect to a Catch-Up Eligible Participant shall not exceed the following amount:

Calendar Year in Which Catch-Up Eligible Participant’s Taxable Year Begins	Maximum Catch-Up Contribution
2002	$1,000
2003	2,000
2004	3,000
2005	4,000
2006	5,000

For taxable years beginning in calendar years after 2006, the maximum Catch-Up Contribution shall be $5,000, as adjusted pursuant to Section 414(v)(2)(C) of the Code.

(e)                                    A Catch-Up Eligible Participant’s Catch-up Contributions shall be treated as Elective Contributions [except for purposes of Section 4.2(a), relating to Matching Contributions] and shall be credited to his Elective Account, but shall not be subject to the following Plan provisions:

(1)                                    The limits on Deferred Compensation in Sections 4.5 and 5.5.

(2)                                    The limitations on Annual Additions in Section 5.4.

A Catch-Up Contribution for a Plan Year by a Catch-Up Eligible Participant who is a Key Employee shall not be taken into account for purposes of Clause (2) of the first sentence of Section 13.4(a).

7.                                       Sections 5.3(c) and 5.3(d) are deleted and the following provisions are substituted in their place:

(c)                                    As of the last Valuation Date in a Plan Year, the Profit-Sharing contribution, if any, for such year by the Company or by a Participating Employer shall be allocated among the Accounts of Participants who were employed by the Company or by such Participating Employer, as the case may be, on the last day of such Plan Year in accordance with the Compensation of each such Participant for such Plan Year in relation to the Compensation of all Participants employed by the Company or such Participating Employer, as the case may be, on the last day of such Plan Year.

(d)                                   Forfeitures arising during a Plan Year which are attributable to Participants who were employees of the Company shall first be used to reduce the Matching Contribution of the Company for such year and if any forfeitures then remain, they shall be used to offset the Profit-Sharing Contribution for such year of the Company.  Forfeitures arising during a Plan Year which are attributable to Participants who were employees of a Participating Employer shall first be used to reduce the Matching Contribution of such Participating Employer for such year and if any forfeitures then remain, they shall be used to offset the Profit-Sharing Contribution for such year of such Participating Employer.

8.                                       The following sentence is added to Section 5.4(a) of the Plan:

Effective for Limitation Years beginning after December 31, 2001, the preceding sentence shall read as follows:

In no event shall any Annual Addition with respect to a Participant for a Limitation Year exceed the lesser of:

(1)                                  $40,000, or such higher amount as may be permitted at the relevant time under Section 415(c) of the Code; or

(2)                                  100% of the Compensation paid to the Participant by the Employer (or any Affiliated Employer) during such Limitation Year.

9.                                       Section 5.5(d) is added to the Plan to read as follows:

(d)                                 Effective for taxable years beginning after December 31, 2001, “the Applicable Dollar Amount” shall be substituted for “$9,500” in Sections 5.5(a) and 5.5(c).  The term “Applicable Dollar Amount” shall mean the following:

For Taxable Years Beginning in Calendar Year	Applicable Dollar Amount
2002	$11,000
2003	12,000
2004	13,000
2005	14,000
2006 or thereafter	15,000

For taxable years beginning in calendar years after 2006, the $15,000 Applicable Dollar Amount shall be adjusted in accordance with Code Section 402(g)(4).

10.                                 Section 6.9 of the Plan is deleted and the following is substituted in its place:

6.9                                 Restrictions on Distributions.

Notwithstanding any other provision of the Plan, the Administrative Committee shall not direct the Trustee to distribute, or cause to be distributed, a Participant’s vested interest in his Accounts, if such vested interest exceeds $5,000, without the recipient’s consent prior to his Normal Retirement Date.  For purposes of the preceding sentence, the value of a Participant’s vested interest in his Accounts shall not include his Rollover Account.

11.                                 Section 6.11(i) is added to the Plan to read as follows:

(i)                                     With respect to distributions under the Plan made in calendar years beginning on or after January 1, 2002, the Plan shall apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under said Section 401(a)(9) which were proposed in January 2001, notwithstanding any provision of the Plan to the contrary.  This Section 6.11(i) shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under said Section 401(a)(9) or such other date which is specified in guidance published by the Internal Revenue Service.

12.                                 The following sentence is added at the end of Section 6.13:

Effective for distributions made after December 31, 2001, the term “Eligible Retirement Plan” shall also include (i) an annuity contract described in Section 403(b) of the Code and (ii) an eligible plan which is maintained under Section 457(b)

of the Code and which is maintained by a state or political subdivision of a state or instrumentality of a state and which agrees to separately account for amounts transferred to such plan from this Plan.  Also effective for distributions made after December 31, 2001, the definition of “Eligible Retirement Plan” shall apply in the case of a distribution to a surviving spouse of a Participant or to a spouse or former spouse of a Participant who is an alternate payee under a “qualified domestic relations order,” as defined in Section 414(p) of the Code.  Also effective for distributions made after December 31, 2001, Section 6.13(b)(4)(iv) shall read as follows:  “(iv) any distribution which is made upon the hardship of a Participant.”

13.                                 Section 13.2(d) of the Plan is deleted and the following is substituted in its place:

(d)                                 “Key Employee” shall mean an Employee who, at any time during a plan year containing the Determination Date, is:

(1)                                  An officer of the Employer having an annual Compensation greater than $130,000 [subject to cost-of-living adjustments pursuant to Code Section 416(i)(1)(A)];

(2)                                  A person who owns [or is considered as owning within the meaning of Code Section 318, as modified by Code Section 416(i)(1)(B)(iii)] (i) more than 5% of the outstanding stock of the Employer or stock possessing more than 5% of the total combined voting power of all stock of the Employer or (ii) in the case of an Employer which is not a corporation, more than 5% of the capital or profits interest in the Employer; or

(3)                                  A person whose annual Compensation from the Employer is more than $150,000 and who owns (or is considered as owning within the meaning of said Section 318, as so modified) (i) more than 1% of the outstanding stock of the Employer or more than 1% of the total combined voting power of all stock of the Employer or (ii) in the case of an Employer which is not a corporation, more than 1% of the capital or profits interest in the Employer.

If a Participant is a Key Employee, his Beneficiary, if any, shall also be deemed a Key Employee.

14.                                 The text of Section 13.3 of the Plan is deleted and the following is substituted in its place:

For purposes of determining the cumulative accrued benefits for any employee (under a defined benefit plan of the Employer) or the amount of the account of any

Employee (under a defined contribution plan of the Employer), such present value or amount, as the case may be, shall be increased by the aggregate distributions made with respect to such Employee under such plan or plans during the one-year period ending on the Determination Date.  The preceding sentence shall also apply to distributions under a terminated plan which, if it had not been terminated, would have been included in a Required Aggregation Group.  In the case of any distribution made for a reason other than severance from employment, death or disability, the second preceding sentence shall be applied by substituting “five-year period” for “one-year period.”  If any individual has not performed services for any Employer maintaining a plan at any time during the one-year period ending on the Determination Date, any accrued benefit for such individual (and the account of such individual) shall not be taken into account.

15.                                 Article XIV, in the form attached as Exhibit A, is added to the Plan effective January 1, 2003.

Dated this 13th day of December, 2002.

GREAT LAKES DREDGE & DOCK
COMPANY

By	/s/ Douglas B. Mackie
Douglas B. Mackie, President

EXHIBIT A

ARTICLE XIV

REQUIRED MINIMUM DISTRIBUTIONS

14.1                           Applicability and Effective Date.

The provisions of this Article XIV shall apply in lieu of Section 6.11 and notwithstanding any other provision of the Plan for purposes of determining required minimum distributions from the Plan for calendar years beginning after December 31, 2002.

14.2                           Requirements of Treasury Regulations Incorporated.

All distributions required under this Article XIV shall be determined and made in accordance with the Treasury regulations under Code Section 401(a)(9).

14.3                           Time and Manner of Distribution.

(a)                                  A Participant’s entire vested interest in the Plan shall be distributed, or begin to be distributed, to him no later than his Required Beginning Date.

(b)                                 If a Participant dies before his Required Beginning Date, his entire vested interest in the Plan shall be distributed, or begin to be distributed, no later than as follows:

(1)                                  If such Participant’s surviving spouse is his sole Designated Beneficiary, then distributions to such surviving spouse shall begin by December 31 of the calendar year immediately following the calendar year in which such Participant died, or by December 31 of the calendar year in which such Participant would have attained age 70-1/2, if later.

(2)                                  If such Participant’s surviving spouse is not his sole Designated Beneficiary, then distributions to his Designated Beneficiary shall begin by December 31 of the calendar year immediately following the calendar year in which such Participant died.

(3)                                  If there is no Designated Beneficiary as of September 30 of the year following the year of such Participant’s death, such Participant’s entire vested interest in the Plan shall be distributed by December 31 of the calendar year containing the fifth anniversary of such Participant’s death.

(4)                                  If such Participant’s surviving spouse is his sole Designated Beneficiary and his surviving spouse dies after him but before distributions to such surviving spouse begin, this Section 14.3(b), other than Section 14.3(b)(1), shall apply as if such surviving spouse were such Participant.

For purposes of this Section 14.3(b) and Section 14.6, unless Section 14.3(b)(4) applies, distributions are considered to begin on a Participant’s Required Beginning Date.  If Section 14.3(b)(4) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse of a Participant under Section 14.3(b)(1).

(c)                                  The required minimum distribution for a Participant’s first Distribution Calendar Year shall be made on or before his Required Beginning Date.  The required minimum distribution for any Distribution Calendar Year, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, shall be made on or before December 31 of such Distribution Calendar Year.

14.4                           Forms of Distribution.

Unless a Participant’s vested interest in the Plan is distributed in a single sum on or before his Required Beginning Date, as of the first Distribution Calendar Year distributions shall be made in accordance with Sections 14.5 and 14.6 of this Article XIV.

14.5                           Required Minimum Distributions during Participant’s Lifetime.

(a)                                  During the lifetime of a Participant, the minimum amount that shall be distributed for each Distribution Calendar Year is the lesser of:

(1)                                  The quotient obtained by dividing the vested balance in such Participant’s Accounts by the distribution period in the Uniform Lifetime Table set forth in Treasury Regulation Section 1.401(a)(9)-9, using his age as of his birthday in such Distribution Calendar Year; or

(2)                                  If such Participant’s sole Designated Beneficiary for the Distribution Calendar Year is his spouse, the quotient obtained by dividing the vested balance in such Participant’s Accounts by the number in the Joint and Last Survivor Table set forth in Treasury Regulation Section 1.401(a)(9)-9, using his and spouse’s attained ages as of their respective birthdays in such Distribution Calendar Year.

(b)                                 Required minimum distributions as to a Participant shall be determined under this Section 14.5 beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes such Participant’s date of death.

14.6                           Required Minimum Distributions after Participant’s Death.

(a)                                  If a Participant dies on or after his Required Beginning Date and there is a Designated Beneficiary as of September 30 of the year after the year of his death, the minimum amount which shall be distributed for each Distribution Calendar Year after the year of his death is the quotient obtained by dividing the vested balance in the Participant’s Accounts by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of his Designated Beneficiary, determined as follows:

(1)                                  Such Participant’s remaining life expectancy is calculated using his age in the year of death, reduced by one for each subsequent year.

(2)                                  If such Participant’s surviving spouse is his sole Designated Beneficiary, the remaining life expectancy of such surviving spouse shall be calculated for each Distribution Calendar Year after the year of his death using the surviving spouse’s age as of such surviving spouse’s birthday in such year.  For Distribution Calendar Years after the year of such surviving spouse’s death, the remaining life expectancy of such surviving spouse is calculated using the age of such surviving spouse as of such surviving spouse’s birthday in the calendar year of such surviving spouse’s death, reduced by one for each subsequent calendar year.

(3)                                  If such Participant’s surviving spouse is not his sole Designated Beneficiary, the Designated Beneficiary’s remaining life expectancy shall be calculated using the age of such Designated Beneficiary in the year following the year of such Participant’s death, reduced by one for each subsequent year.

(b)                                 If a Participant dies on or after his Required Beginning Date and there is no Designated Beneficiary as of September 30 of the year after the year of his death, the minimum amount which shall be distributed for each Distribution Calendar Year after the year of his death shall be the quotient obtained by dividing the vested balance in his Accounts by his remaining life expectancy calculated using his age in the year of death, reduced by one for each subsequent year.

(c)                                  If a Participant dies before his Required Beginning Date and there is a Designated Beneficiary as of September 30 of the year after the year of his death, the minimum amount which shall be distributed for each Distribution Calendar Year after the year of his death shall be the quotient obtained by dividing the vested balance in his Accounts by the remaining life expectancy of his Designated Beneficiary, determined as provided in Section 14.7(a).

(d)                                 If a Participant dies before his Required Beginning Date and there is no Designated Beneficiary as of September 30 of the year after the year of his death, distribution of such Participant’s entire vested interest in the Plan shall be completed by December 31 of the calendar year containing the fifth anniversary of his death.

(e)                                  If (1) a Participant dies before his Required Beginning Date, (2) his surviving spouse is his sole Designated Beneficiary and (3) such surviving spouse dies before distributions are required to begin to such surviving spouse under Section 14.3(b)(1), Sections 14.6(c) and 14.6(d) shall apply as if such surviving spouse were such Participant.

14.7                           Miscellaneous.

(a)                                  Life expectancy shall be computed by use of the Single Life Table in Treasury Regulation Section 1.401(a)(9)-9.

(b)                                 For purposes of a Distribution Calendar Year, the balance in a Participant’s Accounts shall be determined as the balance as of the last Valuation Date in the Valuation Calendar Year with respect to such Distribution Calendar Year, increased by the amount of any contributions made and allocated or forfeitures allocated to such balance as of dates in such Valuation Calendar Year after such Valuation Date and decreased by distributions made in such Valuation Calendar Year after such Valuation Date.  An Account balance for a Valuation Calendar Year with respect to a Distribution Calendar Year shall include any amounts rolled over or transferred to the Plan either in such Valuation Calendar Year or in such Distribution Calendar Year if distributed or transferred in such Valuation Calendar Year.

14.8                           Definitions.

For purposes of this Article XIV, the following terms shall have the meanings indicated:

(a)                                  “Designated Beneficiary” shall mean, collectively, the individual or individuals who are designated as the beneficiary under Section 2.6 and who are the “designated beneficiary” under Code Section 401(a)(9) and Treasury Regulation Section 1.401(a)(9)-1, Q&A-4.

(b)                                 “Distribution Calendar Year” shall mean a calendar year for which a minimum distribution is required under this Article XIV.  For distributions beginning before a Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains his Required Beginning Date.  For distributions beginning after a Participant’s death (where he dies prior to his Required Beginning Date), the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 14.3(b).

(c)                                  “Required Beginning Date” shall mean, with respect to a Participant, April 1 of the calendar year following the calendar year in which he attains age 70-1/2.  Effective with respect to any Participant who attains age 70-1/2 on or after January 1, 2001 and who is not a “5-percent owner” within the meaning of Section 416 of the Code, “Required Beginning Date” means April 1 of the calendar year following the later of (1) calendar year in which he attains age 70-1/2 or (2) the calendar year in which he retires.

(d)                                 “Valuation Calendar Year” shall mean, with respect to a Distribution Calendar Year, the calendar year immediately preceding such Distribution Calendar Year.

ADOPTION OF

GREAT LAKES DREDGE & DOCK COMPANY 401(k) SAVINGS PLAN

BY NORTH AMERICAN SITE DEVELOPERS, INC.

NORTH AMERICAN SITE DEVELOPERS, INC., a Massachusetts corporation, hereby adopts the Great Lakes Dredge & Dock Company 401(k) Savings Plan for the benefit of its eligible employees, effective as of January 1, 2002.

Dated as of January 1, 2002.

NORTH AMERICAN SITE
DEVELOPERS, INC.

By	/s/ Chris A. Berardi
Chris A. Berardi, President